Exhibit 10.14
EXECUTION COPY

ASSET PURCHASE AGREEMENT dated as of November 19, 2004 among HHI, L.L.C., a Maryland limited liability company (“Seller”), the members of Seller listed on the signature pages hereto (each a “Member” and collectively the “Members”), the affiliated parties of the Members listed on the signature pages hereto (the “Member Affiliates” and, together with the Members, the “Member Parties”), Ventiv Health, Inc., a Delaware corporation (“Parent”); and IIH Acquisition LLC, a Delaware limited liability company (“Purchaser”).

W I T N E S S E T H:

WHEREAS, Purchaser wishes to purchase from Seller, and Seller wishes to sell, assign and transfer to Purchaser, substantially all of the assets of Seller, for the purchase price and upon the terms and subject to the conditions hereinafter set forth;

WHEREAS, in order to induce Seller to enter into this Agreement, Parent is executing a guaranty (the “Parent Guaranty”) of Purchaser’s obligations hereunder in the form of Exhibit A simultaneously with the execution of this Agreement;

WHEREAS, in order to induce Purchaser and Parent to enter into this Agreement, certain key employees of Seller (the “Key Employees”) are entering into employment agreements with Purchaser in the form of Exhibits 1 and 2 (each, an “Employment Agreement”) simultaneously with the execution of this Agreement;

WHEREAS, the Members constitute all of the members of Seller;

WHEREAS, the Member Parties will receive substantial economic benefits from the consummation of the transactions contemplated hereby and are therefore joining in the indemnification and other provisions of this Agreement; and

WHEREAS, certain terms used in this Agreement are defined in Section 11.1;

NOW, THEREFORE, in consideration of the mutual covenants, representations and warranties made herein and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

ARTICLE I
 PURCHASE AND SALE OF THE ASSETS

Section 1.1  Assets. Subject to and upon the terms and conditions set forth in this Agreement, at the closing of the transactions contemplated hereby (the “Closing”), Seller shall sell, transfer, convey, assign and deliver to Purchaser, and Purchaser shall purchase and acquire from Seller, all right, title and interest of Seller in and to all properties, assets and rights of every nature, kind and description, tangible and intangible (including goodwill), whether accrued, contingent or otherwise, that relate to or are used or held for use in the Business (collectively, the “Assets”), including without limitation the following Assets:

(a)  all cash and cash equivalents of Seller as of the Closing Date;

(b)  all computer hardware, furniture, furnishings, vehicles, equipment, machinery and other tangible personal property;

(c)  subject to Section 1.3, all rights under the Contracts listed on Schedule I (the “Included Contracts”);

(d)  all payment rights and other intangible assets (including goodwill) with respect to customer relationships that are not embodied in complete written Contracts (it being understood that an expired Contract shall not be deemed to be a complete written Contract for purposes of this Section 1.1(d));

(e)  all rights in Intellectual Property now in existence or under development, including all licenses and rights to use or practice such Intellectual Property, and all goodwill represented thereby and pertaining thereto;

(f)  all credits, prepaid expenses, deferred charges, advance payments, security deposits and prepaid items (other than as provided in Section 1.2(c));

(g)  all notes and accounts receivable (in all cases, whether or not billed) and the benefit of any security therefor;

(h)  except for the Book and Records of Seller identified in Section 1.1(h) of the Seller Disclosure Schedule as being subject to a statutory prohibition against transfer identified therein (the “Excluded Employee Records”), all Books and Records;

(i)  to the extent their transfer is permitted by applicable Law, all Governmental Approvals, including all applications therefor; and

(j)  all causes of action, lawsuits, claims and demands of any nature available to or being pursued by Seller with respect to the Assets or the Assumed Liabilities.

At the Closing, the Assets shall be transferred or otherwise conveyed to Purchaser free and clear of all Liens excepting only Permitted Exceptions. [***]

[***] Confidential treatment requested. Omitted portions have been filed separately with the Securities and Exchange Commission.

Section 1.2  Excluded Assets. Notwithstanding Section 1.1, Seller shall retain Seller’s right, title and interest in and to the following assets (collectively, the “Excluded Assets”):

(a)  except as otherwise provided in Sections 9.5 and 10.2, insurance policies and causes of action, lawsuits, claims, demands, rights of recovery and set-off under or with respect to, and the proceeds of, insurance policies;

(b)  causes of action, lawsuits, claims, demands, and rights of recovery and set-off with respect to any Excluded Assets or Excluded Liability;

(c)  prepaid Taxes and any claims for any refund, rebate or abatement with respect to Taxes for any period or portion thereof through the Closing Date;

(d)  Contracts other than Included Contracts;

(e)  any and all income tax returns and related workpapers used to prepare the same for periods ending on or prior to the date (the “Closing Date”) of the Closing;

(f)  all Employee Benefit Plans, and Pension Plans, except those listed in Section 9.2(b) of the Seller Disclosure Schedule;

(g)  all indebtedness owing from officers of Seller or from stockholders of Seller (the “Affiliate Receivables”);

(h)  the Excluded Employee Records;

(i)  all rights of Seller under this Agreement and the other Transaction Documents;

(j)  the automobile owned by Seller and identified in Section 1.2(j) of the Seller Disclosure Schedule;

(k)  the paintings and artwork located at Seller’s place of business and listed in Section 1.2(k) of the Seller Disclosure Schedule; and

(l)  the computers listed in Section 1.2(l) of the Seller Disclosure Schedule that are owned by Seller and located at the homes or the Members and Member Parties listed in Section 1.2(l) of the Seller Disclosure Schedule.

Section 1.3  Required Consents. Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute an agreement to assign or transfer any Asset or interest therein as to which (i) an assignment or transfer thereof or an attempt to make such an assignment or transfer without a Consent (a “Required Consent”) would constitute a breach or violation thereof or of applicable Law, or would adversely affect the rights or obligations thereunder to be assigned or transferred to or for the account of Purchaser and (ii) all such Required Consents shall not have been obtained with respect to such Asset or interest therein prior to the Closing. Any transfer or assignment to Purchaser by Seller of any such Asset or interest therein (a “Delayed Asset”), and any assumption by an Acquiring Entity of any corresponding Assumed Liability (a “Delayed Liability”), shall be made subject to all such Required Consents in respect of such Delayed Asset being obtained. If there are any Delayed Assets, Seller shall use its reasonable best efforts to obtain all Required Consents in respect thereof as promptly as practicable following the Closing, and shall obtain such Required Consents without any further cost to Purchaser or any of its Affiliates. Until all Required Consents with respect to each Delayed Asset have been obtained, (a) Seller shall hold the Delayed Asset on behalf of Purchaser, (b) Seller shall cooperate with Purchaser for no additional consideration in any lawful arrangement (including subleasing or subcontracting, or performance thereunder by Seller as Purchaser’s agent) to provide Purchaser with all of the benefits of or under any such Delayed Asset, (c) to the extent of any benefits received by or for the account of Purchaser under clause (b) above, Purchaser shall assume and perform any corresponding Delayed Liabilities and (d) Seller shall otherwise enforce and perform for the account of Purchaser and as directed by Purchaser any other rights of Seller arising from such Delayed Asset. At such time and on each occasion after the Closing Date as all Required Consents with respect to a Delayed Asset have been obtained, such Delayed Asset shall automatically be transferred and assigned by Seller to Purchaser for no additional consideration, and all corresponding Delayed Liabilities shall be simultaneously assumed by Purchaser, without the need for any further act on the part of any party. [***]

ARTICLE II

PURCHASE PRICE AND CLOSING

Section 2.1  Purchase Price; Allocation. (a) The consideration for the Assets (the “Purchase Price”) shall be, in the aggregate, (i) $[***] in cash, payable by electronic funds transfer at the Closing, subject to adjustment as provided in Section 2.5 based on the Closing Working Capital Statement, (ii) $[***] the “Initial Cash Purchase Price”), (iii) a number of unregistered shares of the common stock, par value $0.001 per share, of Parent (“Parent Common Stock”), [***] equal to the quotient of (x) $[***] divided by (y) the Fair Market Value of one share of Parent Common Stock as of the date of this Agreement (the “Initial Shares”), (iv) the assumption by Purchaser at the Closing of the Assumed Liabilities, (v) all amounts payable or distributable to Seller pursuant to Section 2.6 below and (vi) any amount payable to Seller pursuant to Section 2.1(d). On the Closing Date, Purchaser shall deliver to the transfer agent for the Parent Common Stock irrevocable instructions to (1) issue the Initial Shares [***] in the name of Seller and (2) [***]. Neither Purchaser nor Parent shall have any responsibility for the

[***] Confidential treatment requested. Omitted portions have been filed separately with the Securities and Exchange Commission.allocation among Seller and the Members of any consideration to which Seller is entitled hereunder, including the allocation of any of the Initial Shares among the Members upon distribution thereof by Seller under Section 2.1(b) below.

(b)  [***] shall be held in escrow until [***] pursuant to an escrow agreement dated as of the Closing Date among Purchaser, Seller, on behalf of Seller, and Bank of New York, as escrow agent (the “Escrow Agreement”), in substantially the form annexed hereto as Exhibit B. Any time following [***] release from escrow in accordance with the Escrow Agreement, subject to Section 2.8 below, [***].

(c)  The Purchase Price shall be allocated by Purchaser among the Assets in the manner required by Section 1060 of the Code and regulations thereunder. Purchaser shall deliver to Seller a copy of such allocation within seventy five (75) days after the Closing. The portion of the Purchase Price, if any, allocated to one or more covenants set forth in a Transaction Document shall not be offered by any party hereto as evidence, or otherwise taken into account, in connection with a determination of the damages arising from a breach of any such covenant. Purchaser and Seller shall file on a timely basis with the IRS substantially identical initial and supplemental IRS Forms 8594 consistent with such allocation and which gives effect to any adjustment of the Purchase Price determined in accordance with Section 2.5 hereof or any amounts payable or distributable to Seller pursuant to Section 2.6 below.

(d)  If any portion of the consideration described in [***], Purchaser shall [***] (subject to reasonable extension in the event the amount of such payment has not been determined) [***]. Each party shall cooperate in good faith to [***]

Section 2.2  Closing Date. Subject to the satisfaction of the conditions set forth in Sections 6.1 and 6.2 (or the waiver thereof by the party entitled to waive that condition), the Closing shall take place at a location in New York City to be designated by Purchaser at 10:00 a.m. on the date hereof. The date on which the Closing occurs is referred to herein as the “Closing Date”. At the Closing, the parties shall make the deliveries provided for in Section 2.1 and Article VII hereof. The Closing shall become effective as of 11:59 P.M. EST on the Closing Date. If the Closing shall not take place prior to the close of business on January 15, 2005, then this Agreement shall terminate and shall be of no further force or effect and the parties shall have no further obligations to one another hereunder, provided that no such termination shall relieve a breaching party from liability resulting from any breach by that party of this Agreement.

Section 2.3  Assumption of Liabilities . Subject to the terms and conditions set forth herein, at the Closing, Purchaser shall assume and agree to pay and discharge when due solely the following liabilities and obligations of Seller (collectively, the “Assumed Liabilities”):

[***] Confidential treatment requested. Omitted portions have been filed separately with the Securities and Exchange Commission.

(a)  liabilities and obligations of Seller under Included Contracts included in the Assets that, by the terms of such Included Contracts, arise after the Closing, relate to periods following the Closing and are to be observed, paid, discharged, or performed as the case may be, at any time after the Closing;

(b)  liabilities and obligations of Seller set forth on the Final Closing Working Capital Statement, other than liabilities and obligations arising outside the ordinary course of business after September 30, 2004 (the “Balance Sheet Date”), as determined based upon, among other things, the pro forma balance sheet of Seller included in Section 2.3 of the Seller Disclosure Schedule (the “Pro Forma Balance Sheet”); and

(c)  liabilities and obligations expressly assumed by Purchaser pursuant to Article IX, including, to the extent provided in Article IX, liabilities and obligations with respect to (i) Seller’s matching obligation as to its 401(k) plan and (ii) Seller’s bonus plan, vacation and sick leave benefits.

Section 2.4  Excluded Liabilities. Purchaser shall not be responsible for any Liabilities, obligations or commitments of Seller that are not specifically set forth in Section 2.3 (collectively, the “Excluded Liabilities”). In addition, notwithstanding anything to the contrary in this Agreement (including Section 2.3), Purchaser shall not be responsible for any of the following (each which shall also constitute Excluded Liabilities):

(a)  any Liability, obligation or commitment (other than accounts payable arising in the ordinary course of business and reflected on the Final Closing Working Capital Statement) that, in accordance with GAAP, was required to have been shown as a liability on the Pro Forma Balance Sheet and was not so shown;

(b)  any Liability relating to any cause of action or judicial or administrative action, suit, proceeding or investigation, (i) pending or threatened on or prior to the Closing Date, or (ii) relating to Excluded Assets or Excluded Liabilities;

(c)  any Liability relating to any failure or alleged failure to comply with, or any violation or alleged violation of, (i) any Law, Order or Governmental Approval applicable to the Business or the Assets, including without limitation any Tax Law or any Law relating to employment practices, or (ii) any Contract, in each case which failure or violation occurred or was alleged to have occurred on or prior to the Closing Date;

(d)  any Liability, termination fee, obligation or commitment relating to or arising out of (i) the employment by Seller of any of its employees or the engagement by Seller of any of its independent contractors (or any employee of an independent contractor), (ii) except as expressly assumed by Purchaser or any of their Affiliates pursuant to Article IX, any Employee Benefit Plan or Pension Plan, including any sponsorship, administration or contribution obligation of any Person under any Employee Benefit Plan or Pension Plan or the termination prior to any such assumption of any Employee Benefit Plan or Pension Plan or (iii) the termination of employment or engagement of any employee or independent contractor of Seller while they are employed or engaged by Seller;

(e)  any Liability relating to any infringement or alleged infringement of the rights of any other Person arising out of the use of any Intellectual Property in connection with the Business on or prior to the Closing Date, including without limitation any Liability, termination fee, obligation or commitment relating to or arising out of the Master License Agreement for Institute Software dated August 18, 1997 between Seller and SAS Institute Inc., as amended and supplemented (the “SAS License”);

(f)  any Liability relating to the creation by Seller or an employee or independent contractor of Seller on or prior to the Closing Date of any Intellectual Property in connection with the performance of services for a customer of Seller, or any failure of Seller or any such employee or independent contractor to assign the rights therein to such customer;

(g)  any Liability for any Taxes attributable to Seller, the Assets or the Business with respect to any taxable period (or portion thereof) ending on or prior to the Closing Date;

(h)  any Liability relating to any Excluded Asset;

(i)  any Liability imposed by any Environmental Law and incurred in connection with (i) conditions existing or events occurring on or prior to the Closing Date on Seller Property (as defined below), (ii) any real property, business entities or assets, whether domestic or foreign, formerly owned, leased, occupied or operated by or in connection with the Business or (iii) the transportation or disposal of any Hazardous Materials to or at any offsite facility or location by or in connection with the Business occurring prior to the Closing Date; or

(j)  any Liability in respect of a claim of ownership of Seller, including any claim to a portion of the Purchase Price paid for the Assets hereunder, by any present or former member of Seller (including without limitation Gerald Dal Pan and Cliff Y.K. Meng).

For purposes of Section 2.4(g), in the case of any taxable period that begins before and ends after the Closing Date (a “Straddle Period”), the amount of any Tax for the portion of such taxable period ending on the Closing Date shall be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period through the Closing Date and the denominator of which is the number of days in such Straddle Period.

Section 2.5  Working Capital Adjustment. The Purchase Price shall be subject to adjustment after the Closing Date as follows:

(a) Within 60 days after the Closing Date, Purchaser shall prepare and deliver to Seller a statement (the “Closing Working Capital Statement”) setting forth total cash and cash equivalents as of the Closing Date (“Closing Cash Amount”) and calculating the Working Capital (as defined below) of the Business as of the Closing Date (the “Closing Working Capital Amount”). For purposes of this Agreement, “Working Capital” shall mean the current assets of the Business as of the Closing Date (including accounts receivable (net of allowance for doubtful accounts), work in process, prepaid assets and other current assets, but excluding cash and cash equivalents other than deposits) less the sum of (a) the current liabilities of the Business as of the Closing Date (including accounts payable and accrued expenses (including all accrued and unused vacation benefits, all deferred revenues and [***] unpaid sales tax) and all other current liabilities) and (b) all other Assumed Liabilities, but excluding the Excluded Assets and the Excluded Liabilities, and shall be calculated on an accrual basis in accordance with GAAP. Purchaser shall provide Seller and a single accounting firm for Seller reasonable access to all (i) work papers and written procedures used to prepare the Closing Working Capital Statement and (ii) Books and Records and personnel to the extent reasonably necessary to enable Seller and such accounting firm to conduct a sufficient review of the Closing Working Capital Statement and verify the calculation of the Closing Cash Amount and the Closing Working Capital Amount. If Seller disputes the Closing Cash Amount or the Closing Working Capital Amount as shown on the Closing Working Capital Statement prepared by Purchaser, Seller shall deliver to Purchaser within 30 days after receipt of the Closing Working Capital Statement a statement (the “Dispute Notice”) setting forth Seller’s calculation of the Closing Cash Amount or the Closing Working Capital Amount, as the case may be, and describing in reasonable detail the basis for the dispute. The parties shall use reasonable efforts to resolve such differences regarding the determination of the Closing Cash Amount or the Closing Working Capital Amount, as the case may be, within a period of 30 days after Seller has given the Dispute Notice. If the parties resolve such differences, the Closing Cash Amount agreed to by the parties shall be deemed to be the “Final Closing Cash Amount”, the Closing Working Capital Amount agreed to by the parties shall be deemed to be the “Final Closing Working Capital Amount” and the Closing Working Capital Statement agreed to by the Parties shall be deemed to be the “Final Closing Working Capital Statement.”

(b)  If Purchaser and Seller do not reach a final resolution on the Closing Cash Amount or the Closing Working Capital Amount within 30 days after Seller has given the Dispute Notice, the Neutral Accountant shall resolve such differences, pursuant to an engagement agreement among Purchaser, Seller and the Neutral Accountant (which Purchaser and Seller agree to execute promptly), in the manner provided below. Purchaser and Seller shall each be entitled to make a

[***] Confidential treatment requested. Omitted portions have been filed separately with the Securities and Exchange Commission.

presentation to the Neutral Accountant, pursuant to procedures to be agreed to among Purchaser, Seller and the Neutral Accountant (or, if they cannot agree on such procedures, pursuant to procedures determined by the Neutral Accountant), regarding such party’s calculation of the Closing Cash Amount and/or the Closing Working Capital Amount, as applicable; and the Neutral Accountant shall be required to resolve the differences between Purchaser and Seller and determine the Closing Cash Amount or the Closing Working Capital Amount, as the case may be, within 20 days after the engagement of the Neutral Accountant. The Closing Cash Amount determined by the Neutral Accountant shall be deemed to be the Final Closing Cash Amount, the Closing Working Capital Amount determined by the Neutral Accountant shall be deemed to be the Final Closing Working Capital Amount and the Closing Working Capital Statement, as adjusted to reflect such determination, shall be deemed to be the Final Closing Working Capital Statement. Such determination by the Neutral Accountant shall be conclusive and binding upon the parties, absent fraud or manifest error. In the event either Purchaser or Seller believes the determination of the Neutral Accountant reflects a manifest error, Purchaser or Seller, as the case may be, shall be entitled to specify the error to the Neutral Accountant in writing, in reasonable detail (with a copy to the other) within five business days of the date of delivery to the parties of the Neutral Accountant’s determination, and any correction made by the Neutral Accountant (which the Neutral Accountant shall be requested to make within ten business days after such date of delivery) shall supersede the Neutral Accountant’s initial determination. Nothing in this Section 2.5(b) shall be construed to authorize or permit the Neutral Accountant to:

(i)  determine any questions or matters whatsoever under or in connection with this Agreement except for the resolution of differences between Purchaser and Seller regarding the determination of the Closing Cash Amount and/or the Closing Working Capital Amount; or

(ii)  resolve any such differences by making an adjustment to the Closing Working Capital Statement that is outside of the range(s) defined by amounts as finally proposed by Purchaser and Seller.

Purchaser and Seller shall each pay one half of the fees and expenses of the Neutral Accountant; provided that if the Neutral Accountant determines that Purchaser or Seller has adopted a position or positions with respect to the Closing Working Capital Statement that is or are frivolous or clearly without merit, the Neutral Accountant (i) may, in its discretion, assign a greater portion of any such fees and expenses to such party and (ii) shall provide to the parties a written explanation of its reasons for making such a determination.

(c)  (i) If the Final Closing Cash Amount is less than $[***], then Seller shall pay to Purchaser an amount equal to the difference between $[***] and the

[***] Confidential treatment requested. Omitted portions have been filed separately with the Securities and Exchange Commission.

Final Closing Cash Amount. If the Final Closing Cash Amount is more than $[***], then Purchaser shall pay to Seller an amount equal to the difference between the Final Closing Cash Amount and $[***]. Any payment pursuant to this Section 2.5 shall be made in cash by wire transfer of immediately available funds into an account designated by Seller or Purchaser, as the case may be, within five business days after the date on which the Final Closing Cash Amount is determined.

(ii) If the Final Closing Working Capital Amount is less than $[***], then Seller shall pay to Purchaser an amount equal to the difference between $[***], and the Final Closing Working Capital Amount. If the Final Closing Working Capital Amount is more than $[***], then Purchaser shall pay to Seller an amount equal to the difference between the Final Closing Working Capital Amount and $[***]. Any payment pursuant to this Section 2.5 shall be made in cash by wire transfer of immediately available funds into an account designated by Seller or Purchaser, as the case may be, within five business days after the date on which the Final Closing Working Capital Amount is determined.

(iii) To the extent any amount required to be paid pursuant to this Section 2.5(c) is not satisfied by the time it is required to be satisfied in accordance with the preceding paragraphs (i) and (ii), interest shall accrue on such amount at a rate (the “Applicable Rate”) one percent per annum in excess of the rate announced by Citibank, N.A. in New York City as its “prime” or “base” lending rate from time to time.

(d)  For purposes of this Section 2.5, “accounts receivable” means (i) with respect to contractual arrangements pursuant to which Seller is entitled to payment based solely on the number of person-hours worked, the number of person-hours worked through the Closing Date multiplied by the contractually agreed hourly rate for the employees of Seller performing the work (taking into account the effect of any billing cap) and (ii) with respect to contractual arrangements pursuant to which Seller is entitled to payment based upon deliverable milestones, amounts payable to Seller in respect of conforming deliverables completed on or prior to the Closing Date, in each case whether billed or unbilled and net of any customer advances included in cash and cash equivalents.

Section 2.6  Earnout. (a) Seller shall be entitled to additional consideration from Purchaser (any such additional consideration due with respect to any Applicable EBIT Period (as defined below), an “Earnout Amount”) determined as set forth on Schedule II.

Purchaser’s obligation with respect to the payment of any Earnout Amount may be satisfied by the issuance to Seller of unregistered shares of Parent Common Stock to the extent set forth on Schedule II. Shares of Parent Common Stock issued in

[***] Confidential treatment requested. Omitted portions have been filed separately with the Securities and Exchange Commission.

satisfaction of any portion of an Earnout Amount are referred to as “Earnout Shares” and, together with the Initial Shares, as the “Shares”. [***] In no event will any Shares be issued hereunder if the issuance of such Shares would cause the total number of Shares issued pursuant to this Agreement to exceed 19.9% of the number of shares of Parent Common Stock outstanding on the Closing Date. Any Earnout Amount that would otherwise be satisfied by the issuance of Earnout Shares in excess of such amount, and any other portion of an Earnout Amount that is not satisfied through the issuance of Earnout Shares, will be paid in cash by wire transfer of immediately available funds in accordance with written instructions delivered to Purchaser by Seller. Seller acknowledges and agrees that neither Purchaser nor any other Person makes any guarantee or representation to Seller that any Earnout Amount will be realized. Any Earnout Amount that is paid in cash or Earnout Shares to Seller or its designees shall be treated as a component of the Purchase Price.

(b)  Seller shall at its expense deliver to Purchaser within 65 days after the end of each Applicable EBIT Period its calculation of EBIT for such period (an “Initial EBIT Amount”) and the Earnout Amount, if any, payable under Section 2.6(a) in respect thereof. Seller shall provide Purchaser and Purchaser’s accounting firm with reasonable access to all books and records and working papers to the extent reasonably necessary to enable Purchaser and such accounting firm to verify such calculations after the delivery thereof. Such calculations shall be binding on the parties unless Purchaser, within 30 days after the delivery of the calculations by Seller to Purchaser, notifies Seller in writing that it objects to any item or computation in connection with the calculations and specify in reasonable detail the basis for such objection. (For the avoidance of doubt, Purchaser shall be required to notify Seller of any objection with respect to the calculation of EBIT or the Earnout Amount for calendar year 2005 within such period even if Seller’s right to receive the Earnout Amount in accordance with Schedule II cannot be determined until financial results for calendar year 2006 are available.) If Seller and Purchaser are unable to agree upon the calculations within 20 days after any notice of objection has been given by Purchaser to Seller, then at the election of either Purchaser or Seller, the dispute shall be submitted to the Neutral Accountant for a final determination in accordance with the procedures set forth in Section 2.5(b), which determination shall be final and binding upon the parties, absent fraud or manifest error. In the event either Purchaser or Seller believes the determination of the Neutral Accountant reflects a manifest error, Purchaser or Seller, as the case may be, shall be entitled to specify the error to the Neutral Accountant in writing, in reasonable detail (with a copy to the other) within five business days of the date of delivery to the parties of the Neutral Accountant’s determination, and any correction made by the Neutral Accountant within ten business days after such date of delivery shall supersede the Neutral Accountant’s initial determination. Seller and Purchaser shall each bear one-half of the fees, costs and expenses of the Neutral Accountant in the event such an election is made. For purposes of this Agreement, with respect to any Applicable EBIT Period, (i)

[***] Confidential treatment requested. Omitted portions have been filed separately with the Securities and Exchange Commission.

the “Final EBIT Amount” for such period shall mean the Initial EBIT Amount for such period, or such other amount as shall have been agreed to by Purchaser and Seller following a timely notice of objection as contemplated under this Section 2.6 (b), or such other amount as determined by the Neutral Accountant and (ii) the “Final Earnout Amount Determination Date” for such period shall mean: (x) the date that is 31 days after the delivery of Purchaser’s calculation of the Initial EBIT Amount for such period to Seller, (y) such earlier date on which Seller delivers an irrevocable notice to Purchaser in writing that it agrees with Purchaser’s calculation of such Initial EBIT Amount, or (z) if Seller timely objects to such Initial EBIT Amount, such date on which the Final EBIT Amount in respect thereof is otherwise determined.

(c)  Purchaser shall deliver any Earnout Amount to or as directed by Seller within five business days after such Earnout Amount has been determined to have been earned, and the amount thereof has been determined, in accordance with this Section 2.6 and Schedule II, provided that (x) the portion of an Earnout Amount that is satisfied by the issuance of shares of Parent Common Stock shall be deemed to have been delivered at the time irrevocable instructions are given by Parent to its transfer agent to issue shares of Parent Common Stock to Seller and (y) Parent shall not be required to give such instructions until the third business day after Seller has notified Purchaser in writing of the address to which such shares of Parent Common Stock are to be delivered. To the extent any Earnout Amount or portion thereof is not satisfied by the time it is required to be satisfied in accordance with the preceding sentence, interest shall accrue on such amount at the Applicable Rate. For the avoidance of doubt, no interest shall accrue on any disputed portion of an Earnout Amount prior to the Final Earnout Amount Determination Date.

(d)  From the Closing Date until December 31, 2006 (the “Earnout Period”), the Business shall be conducted in good faith as a going concern and in accordance with applicable Law (including without limitation Laws relating to the collection of sales tax). During such period (and, to the extent determined by Parent, thereafter), (x) Purchaser shall be controlled by a Board of Directors, elected or appointed, directly or indirectly, by Parent, of the sole member of Purchaser or by such other managing or supervisory body as is provided for in the organizational documents of Purchaser (the “Board”) and (y) the operation of the Business shall be subject to the control of the Board, and ultimate authority for all decisions affecting the Business shall rest with the Board. [***] Subject to the preceding sentence and to the last paragraph of this Section 2.6(d), during the Earnout Period:

(i) [***]; and

(ii) [***].

[***] Confidential treatment requested. Omitted portions have been filed separately with the Securities and Exchange Commission.

During the Earnout Period, Purchaser will be provided with working capital resources necessary to operate the Business in the ordinary course of business consistent with Seller’s recent historical practice.

[***]

(e)  During the Earnout Period, [***] for the duration of the Earnout Period.

(f)  In the event of a merger, consolidation or other transaction (a “Conversion Transaction”) as a result of which substantially all of the outstanding shares of Parent Common Stock are converted into the right to receive, in whole or in part, equity securities, if such equity securities are traded on the New York Stock Exchange, the American Stock Exchange, The Nasdaq Stock Market or another securities exchange or interdealer quotation system reasonably acceptable to Seller (“Listed Equity Securities”), (i) any issued Shares, including shares held pursuant to the Escrow Agreement, shall be eligible to participate in any Conversation Transaction on the same basis as other outstanding shares of Parent Common Stock and (ii) any portion of an Earnout Amount that would otherwise be permitted to be satisfied through the issuance of Parent Common Stock shall thereafter be permitted to be satisfied through the issuance of such Listed Equity Securities. For such purpose, such Listed Equity Securities shall be valued at their aggregate Fair Market Value as of the applicable Value Date. In the event that, in any Conversion Transaction, substantially all of the outstanding shares of Parent Common Stock are converted into the right to receive equity securities that are not Listed Equity Securities (or are converted into the right to receive a combination of such equity securities and cash), then, until such equity securities constitute Listed Equity Securities, any Earnout Amount that thereafter becomes due shall be required to be satisfied entirely in cash. In the event of a merger, consolidation or other transaction as a result of which substantially all of the outstanding shares of Parent Common Stock are converted into the right to receive only cash, any Earnout Amount that thereafter becomes due shall be required to be satisfied entirely in cash, provided that if the surviving or transferee entity in such transaction (or an Affiliate thereof) has a class of Listed Equity Securities, any portion of an Earnout Amount that would otherwise be permitted to be satisfied through the issuance of Parent Common Stock shall thereafter be permitted to be satisfied through the issuance of such Listed Equity Securities, valued at their aggregate Fair Market Value as of the applicable Value Date.

Section 2.7  Lock-Up Agreement. During the applicable Restricted Period, neither Seller nor any Member shall sell, pledge, hedge or otherwise dispose of any economic interest in such Shares except pursuant to and in accordance with the terms of a Conversion Transaction, in which event the restrictions contained in this Section 2.7 shall apply to any Listed Equity Securities issued in exchange for Shares. “Restricted

[***] Confidential treatment requested. Omitted portions have been filed separately with the Securities and Exchange Commission.

Period” means (i) with respect to the Initial Shares, the period ending on the first anniversary of the Closing Date and (ii) with respect to any Earnout Shares, the period ending on the first anniversary of the Value Date with respect to such Earnout Shares.

Section 2.8  Transferability; Legending of Shares. (a) Seller and each Member acknowledges that the Shares are being acquired pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) and that the Shares may be transferred only pursuant to an effective registration statement or an exemption from registration under the Securities Act. Seller and each Member represents that it is familiar with Rule 144 under the Securities Act. Neither Seller nor any Member shall be permitted to transfer any Shares in the absence of an effective registration statement unless Seller or such Member has furnished Parent with an opinion of counsel, reasonably satisfactory to Parent, that such disposition does not require registration of such Shares under the Securities Act. It is agreed that Parent will not require opinions of counsel for transfers made pursuant to Rule 144 if Parent is provided with any certificates or other evidence of compliance with Rule 144 reasonably required by it in connection with such transfer (including without limitation a copy of the relevant Form 144).

(b) It is understood that the certificates evidencing the Shares may bear a legend to the following effect:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTES OF SUCH ACT.

The certificates evidencing the Shares may also bear any legends required by applicable blue sky laws.

Section 2.9  Receivables Guaranty. In the event that any account receivable shown on the Final Working Capital Statement has not been collected in full by the nine-month anniversary of the Closing, Seller agrees, within five business days of notice from Purchaser to Seller given at any time thereafter, to purchase such account receivable from Purchaser at its face amount less any reserve applied against the receivable on the Final Working Capital Statement. All accounts receivable purchased by Seller (each, a “Seller Receivable”) shall continue to be collected by Purchaser in the ordinary course and consistent with procedures employed in Seller’s recent historical practice. In the event Purchaser receives funds, not designated as being in payment of a specific account receivable, from a customer that is an account debtor with respect to both Seller Receivables and accounts receivable that continue to be owned by Purchaser, such funds shall be allocated to the oldest balance (excluding any balance that is in dispute with the account debtor). Subject to compliance with the preceding sentence, Purchaser shall have no liability to Seller for the collection of any Seller Receivable.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER AND THE MEMBERS

Seller and the Member Parties represent and warrant to Purchaser that, except as set forth in the Seller Disclosure Schedule attached hereto, the following statements are correct and complete as of the date hereof. The Seller Disclosure Schedule makes explicit reference to the particular representation or warranty as to which exception is taken, which in each case shall constitute the sole representation and warranty as to which such exception shall apply, provided that the disclosures in the Seller Disclosure Schedule that are set forth expressly therein with particularity will apply to all representations and warranties. The disclosure of the existence of a contract on the Seller Disclosure Schedule shall not, without more, constitute the disclosure of any particular provisions of such contract or the actual or potential consequences thereof.

The following representations and warranties are made (i) jointly and severally by Seller and the Member Parties other than Mark Schactman (“Schactman”) and (ii) severally by Schactman in accordance with Section 10.1.

Section 3.1  Organization and Good Standing. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Maryland and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business. Seller is duly qualified or authorized to do business as a foreign limited liability company and is in good standing under the laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the failure to be so qualified or authorized would not have a Seller Material Adverse Effect. Section 3.1 of the Seller Disclosure Schedule sets forth a true, correct and complete list of each jurisdiction in which Seller is qualified or authorized to do business as a foreign limited liability company.

Section 3.2  Authorization and Enforceability. Seller has all requisite power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by Seller in connection with the consummation of the transactions contemplated by this Agreement (this Agreement, together with all other agreements, documents, instruments and certificates executed by Seller or any Member Party pursuant hereto or in connection herewith (including without limitation the Employment Agreements) being referred to herein, collectively, as the “Transaction Documents”), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Seller of each of the Transaction Documents to which it is a party have been duly authorized by all necessary corporate action on the part of Seller. This Agreement, the Employment Agreements and the other Transaction Documents have been duly and validly executed and delivered by Seller or the Member Party party thereto and constitute legal, valid and binding obligations of Seller or such Member Party, enforceable against Seller or such Member Party in accordance with their respective terms subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 3.3  Ownership; Subsidiaries. Section 3.3 of the Seller Disclosure Schedule sets forth (i) the record and beneficial ownership of all outstanding interests in Seller and (ii) a true and complete list of all partnerships, joint venture arrangements or other Persons in which Seller owns a direct or indirect equity interest, together with the jurisdiction of organization thereof and each record and beneficial owner of equity interests in such partnership, joint venture or other Person.

Section 3.4  Seller’s Records.

(a)  Seller has delivered to Purchaser true, correct and complete copies of Seller’s certificate of formation or other charter document (certified by the Secretary of State or other appropriate official of the applicable jurisdiction of organization) and operating agreement (certified by the secretary, assistant secretary or other appropriate officer) of Seller.

(b)  The membership records of Seller previously made available to Purchaser are true, correct and complete.

(c)  The books, records and accounts of Seller accurately and fairly present in all material respects the financial condition, results of operations, members’ equity and cash flows of Seller on a cash basis. Seller has not engaged in any material transaction with respect to its business, maintained any bank account for its business or used any of its funds, except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books, records and accounts of Seller. Seller is not aware that any fraud, whether or not material, has occurred that involves or involved management or other employees who have a significant role in Seller’s system of internal accounting control.

Section 3.5  Conflicts; Consents of Third Parties.

None of the execution and delivery by Seller of this Agreement and the other Transaction Documents to which it is a party, the consummation of the transactions contemplated hereby or thereby, or compliance by Seller with any of the provisions hereof or thereof will (i) conflict with, or result in the breach of, any provision of Seller’s certificate of formation or operating agreement or comparable organizational documents (collectively, “Organizational Documents”) of Seller; (ii) conflict with, violate, result in the breach or termination of, or constitute a default under any Contract to which Seller is a party or by which Seller or its properties or assets is bound, or require a consent or waiver by any Person in order to avoid any such conflict, violation, breach, termination or default; (iii) violate any Law or any Order by which Seller is bound; or (iv) result in the creation of any Lien upon the properties or assets of Seller. No governmental franchise, easement, permit, right, application, filing, registration, license or other authorization (each a “Permit”), Order, waiver, declaration or filing with, or notification to any Person, including without limitation any Governmental Body, is required on the part of Seller in connection with the execution, delivery and performance of this Agreement or the other Transaction Documents to which it is a party, or the compliance by Seller with any of the provisions hereof or thereof.

Section 3.6  Financial Statements. Included in Section 3.6 of the Seller Disclosure Schedule are the internally prepared cash basis balance sheets of Seller as at December 31, 2002 and 2003 and September 30, 2004 and the related statements of income of Seller for the years then ended (such statements, including the related notes and schedules thereto, are referred to herein as the “Financial Statements”). The Financial Statements have been prepared from the books and records of Seller and fairly present in all material respects the financial position and results of operations of Seller on a cash basis as at the dates and for the periods reflected thereon. The financial forecasts for Seller for the fiscal years 2005 and 2006 included in Section 3.6 of the Seller Disclosure Schedule were prepared based upon reasonable assumptions and reflect management’s good faith best estimate of the projected operating performance of Seller for such period. Purchaser acknowledges and agrees that (i) Seller and the Member Parties make no guarantee or representation that the results estimated in such financial forecasts will be realized, (ii) the factors upon which the assumptions and estimate were based may change from the date hereof and (iii) the results estimated in such financial forecasts may differ materially from actual results.

Section 3.7  No Undisclosed Liabilities. Seller has no indebtedness or any other material obligation or Liability of any kind, including any Liability as guarantor, surety or otherwise, which is not either fully reflected in, reserved against or otherwise described in the Pro Forma Balance Sheet or the notes thereto or incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date.

Section 3.8  Absence of Certain Developments. Since the Balance Sheet Date (and, with respect to clauses (a), (e), (f) and (p), the date that is 12 months prior to the Balance Sheet Date):

(a)  there has not been any Seller Material Adverse Change nor has there occurred any event which is reasonably likely to result in a Seller Material Adverse Change;

(b)  there has not been any damage, destruction or loss, whether or not covered by insurance, with respect to the property and assets of Seller having a replacement cost of more than $5,000 for any single loss or $10,000 for all such losses;

(c)  Seller has not made any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay, conditionally or otherwise, any bonus, incentive, retention or other compensation, retirement, welfare, fringe or severance benefit or vacation pay, to or in respect of any director, officer, employee, distributor or agent of Seller, other than increases in the ordinary course of business consistent with past practice in the base salaries of employees of Seller other than officers or senior managers;

(d)  Seller has not entered into any employment, deferred compensation, severance or similar agreement (nor amended any such agreement);

(e)  there has not been any change by Seller in accounting or Tax reporting principles, methods or policies;

(f)  Seller has not conducted its business other than in the ordinary course consistent with past practice;

(g)  Seller has not entered into (1) any Material Contract that is not an Included Contract or (2) any other material transaction;

(h)  Seller has not hired employees or engaged independent contractors to provide services for clients of Seller other than in the ordinary course of business consistent with, and at a level consistent with, past practice;

(i)  Seller has not materially breached any Included Contract or materially amended any Included Contract;

(j)  Seller has not failed to promptly pay and discharge current Liabilities except where disputed in good faith in an appropriate manner;

(k)  Seller has not made any loans, advances or capital contributions to, or investments in, any Person or paid any fees or expenses to any Affiliate of Seller other than intercompany transactions in the ordinary course of business consistent with past practice;

(l)  Seller has not mortgaged, pledged or subjected to any Lien any of its assets, or acquired any assets or sold, assigned, transferred, conveyed, leased or otherwise disposed of any assets of Seller except for assets acquired or sold, assigned, transferred, conveyed, leased or otherwise disposed of in the ordinary course of business consistent with past practice;

(m)  Seller has not discharged or satisfied any Lien, or paid any obligation or Liability, except in the ordinary course of business consistent with past practice and which, in the aggregate, are not material to Seller;

(n)  Seller has not canceled or compromised any debt or claim or amended, canceled, terminated, relinquished, waived or released any Contract or right except in the ordinary course of business consistent with past practice and which, in the aggregate, are not material to the Company;

(o)  Seller has not made or committed to make any capital expenditures or capital additions or improvements in excess of $5,000 individually or $10,000 in the aggregate, except as set forth in the Seller Disclosure Schedule, or otherwise in the ordinary course of business consistent with past practices;

(p)  Seller has not entered into any prepaid services transactions with any of its customers or otherwise accelerated revenue recognition or the sales of its services for periods prior to any Closing hereunder;

(q)  Seller has not amended any of its Organizational Documents;

(r)  Seller has not issued any membership interests or any security exercisable or exchangeable for or convertible into membership interests of Seller; and

(s)  Seller has not entered into any agreements to do or perform in the future any actions referred to in this Section 3.8 which have not been consummated as of the date hereof.

Section 3.9  Taxes.

Seller has duly and timely filed all Tax Returns with respect to Taxes required to be filed on or before the Closing Date. All such Tax Returns are true, complete and correct in all material respects. All Taxes owed by Seller (whether or not shown on any Tax Return) or for which Seller is responsible have been duly and timely paid. Seller has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. Seller is not currently the beneficiary of any extension of time within which to file any Tax Return. Seller has withheld all required amounts in respect of Taxes from its employees, agents, contractors and nonresidents and, to the extent required, has remitted such amounts to the proper agencies. Seller is not a “foreign person” within the meaning of Section 1445(b)(2) of the Code. Seller (a) has not been a member of an affiliated group filing a consolidated income Tax Return and (b) does not have any liability for the Taxes of any person under Treasury Regulations section 1.1502-6(a) (or any analogous or similar provision of any state, local or foreign Law), as a transferee or successor, by contract, or otherwise. Seller is, and since the date of its formation has been, treated as a partnership for federal, state and local income tax purposes and neither Seller nor any of its owners, nor any taxing authority has taken any position inconsistent with such treatment, including, without limitation, filing an election to be treated as an association taxable as a corporation under Treasury Regulation Section 301.7701-3(c). There are no liens for taxes (other than Taxes not yet due and payable) on any of the Assets. No deficiency or proposed adjustment for any amount of Tax has been proposed, asserted or assessed by any taxing authority against Seller that has not been paid, settled or otherwise resolved. There is no action, suit, claim, examination, investigation, proceeding or audit now pending, proposed or, to the Knowledge of Seller, threatened against Seller with respect to Taxes. None of the Assumed Liabilities is an obligation to make a payment that is not deductible under Code section 280G. No claim has ever been made by any taxing authority in a jurisdiction where Seller did not file Tax Returns that Seller may be subject to taxation by that jurisdiction. Seller will not be required under applicable Law to report on any return for a period commencing on or after the Closing Date income realized prior to the Closing Date.

Section 3.10  Real Property.

(a)  Seller does not own in fee any real property or interest in real property. Section 3.10 of the Seller Disclosure Schedule sets forth a complete list of all real property and interests in real property leased by Seller (individually, a “Real Property Lease” and the real properties specified in such leases being referred to herein individually as a “Seller Property” and collectively as the “Company Properties”) as lessee. The Seller Property constitutes all interests in real property currently used or currently held for use in connection with the Business or which are necessary for the continued operation of the Business as the Business is currently conducted and proposed to be conducted. Seller has a valid and enforceable leasehold interest under each of the Real Property Leases, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Seller has not received any written notice of any default or event that with notice or lapse of time, or both, would constitute a default under any of the Real Property Leases and Seller and, to Seller’s Knowledge, each other party thereto is in compliance in all material respects with all obligations of such party thereunder. All of the Seller Property, buildings, fixtures and improvements thereon owned or leased by Seller are in good operating condition and repair (subject to normal wear and tear). Seller has delivered or otherwise made available to Purchaser true, correct and complete copies of the Real Property Leases, together with all amendments, modifications or supplements, if any, thereto.

(b)  Seller has all material certificates of occupancy and Permits of any Governmental Body necessary or useful for the current use and operation of each Seller Property, and Seller has fully complied with all material conditions of the Permits applicable to it. No default or violation, or event that with the lapse of time or giving of notice or both would become a default or violation, has occurred in the due observance of any Permit.

(c)  To the Knowledge of Seller, there does not exist any actual or threatened or contemplated condemnation or eminent domain proceeding that affects Seller Property or any part thereof, and Seller has not received any notice, oral or written, of the intention of any Governmental Body or other Person to take or use all or any part thereof.

Section 3.11  Tangible Personal Property; Title; Sufficiency of Assets.

(a)  Section 3.11 of the Seller Disclosure Schedule lists all leases of personal property (“Personal Property Leases”) involving annual payments in excess of $5,000 relating to personal property used in the Business or to which Seller is a party or by which the properties of Seller are bound. Seller has delivered or otherwise made available to Purchaser true, correct and complete copies of the Personal Property Leases, together with all amendments, modifications or supplements thereto.

(b)  Seller has a valid leasehold interest under each of the Personal Property Leases under which it is a lessee, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and there is no default under any Personal Property Lease by Seller or, to the Knowledge of Seller, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder, and Seller and, to the Knowledge of Seller, each other party thereto is in compliance in all material respects with all obligations of Seller or such other party, as the case may be, thereunder.

(c)  Seller has good and marketable title to the Assets used in the Business as of the date hereof (which include, without limitation, all of the items of tangible personal property reflected in the Pro Forma Balance Sheet), free and clear of any and all Liens other than the Permitted Exceptions. All tangible personal property included in the Assets, and all of the items of tangible personal property used by Seller under the Personal Property Leases, are in good condition and in a state of good maintenance and repair (ordinary wear and tear excepted) and are in all material respects suitable for the purposes used. The Assets include all assets, rights and interests reasonably required for the continued conduct of the Business by Purchaser as now being conducted and proposed to be conducted.

Section 3.12  Intellectual Property.

(a)  Seller owns, free and clear from all Liens (other than Permitted Exceptions) or otherwise possesses legally enforceable rights to use all of the Intellectual Property reasonably necessary to conduct the Business as currently conducted and proposed to be conducted. The Intellectual Property owned by Seller (“Owned Intellectual Property”) and the Intellectual Property licensed to Seller comprise all of the Intellectual Property that is reasonably necessary to conduct the Business as currently conducted and proposed to be conducted.

(b)  Section 3.12(b)(i) of the Seller Disclosure Schedule sets forth a true, complete and correct list of all Owned Intellectual Property for which a registration or application has been filed with a Governmental Body, including patents, trademarks, service marks and copyrights, issued by or registered with, or for which any application for issuance or registration thereof has been filed with, any Governmental Body. Section 3.12(b)(ii) of the Seller Disclosure Schedule sets forth a complete and correct list of all trademarks, service marks and other trade designations that are Owned Intellectual Property and not otherwise identified in Section 3.12(b)(i) of the Seller Disclosure Schedule. Section 3.12(b)(iii) of the Seller Disclosure Schedule also sets forth a complete and correct list of all material written or oral licenses and arrangements (other than ordinary course licenses of commercially available software), (i) pursuant to which the use by any Person of Intellectual Property is permitted by Seller, and (ii) pursuant to which the use by Seller of Intellectual Property is permitted by any Person (collectively, the “Intellectual Property Licenses”). The Intellectual Property Licenses are in full force and effect.

(c)  Nothing will interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of the Business as presently conducted or reasonably expected to be conducted.

(d)  To the Knowledge of Seller, no Intellectual Property that is Owned Intellectual Property or subject to any Intellectual Property License is being infringed by third parties. There is no claim or demand of any Person pertaining to, or any proceeding which is pending or, to the Knowledge of Seller, threatened, that challenges the rights of Seller in respect of any Owned Intellectual Property, or claims that any default exists under any Intellectual Property License.

(e)  Seller has no Liability relating to (i) the creation by Seller or an employee or independent contractor of Seller of Intellectual Property in connection with the performance of services for a customer of Seller or (ii) any failure of Seller or any such employee or independent contractor to assign rights therein to such customer.

Section 3.13  Material Contracts. Section 3.13 of the Seller Disclosure Schedule sets forth all of the following Contracts to which Seller is a party or by which it is bound (collectively, the “Material Contracts”) and categorizes such Contracts by the types described below: (i) Contracts with any current officer, director, employee or member of Seller, or any Affiliate of Seller or any such Person; (ii) Contracts with any employee or labor union or association representing any employee; (iii)  Contracts for the sale of any Assets other than in the ordinary course of business; (iv) joint venture or partnership agreements; (v) Contracts containing covenants not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with Seller in any line of business or in any geographical area, or otherwise concerning confidentiality or non-competition (other than ordinary course customer contracts that would otherwise be included solely because they contain confidentiality provisions); (vi) Contracts entered into within the last five years relating to the acquisition of any operating business or the capital stock or equity interests of any other Person; (vii) Contracts relating to the borrowing of money from or by Seller or the extension of any credit by Seller to any customer, employee or other Person; (xiii) all customer Contracts and (ix) any other Contracts, other than Real Property Leases and customer contracts, with respect to which the amount to be paid or received thereunder in the future could reasonably be expected to exceed $5,000 in any calendar year or $15,000 in the aggregate. There have been made available to Purchaser true, correct and complete copies of all of the Material Contracts. All of the Material Contracts are in full force and effect. Neither Seller not, to the Knowledge of Seller, any other party to any Material Contract in default thereunder or has otherwise failed to comply in all material respects with its obligations thereunder. No Material Contract has been modified or amended except as described in Section 3.13 of the Seller Disclosure Schedule. Seller has not received any notice or communication from any party to a Material Contract or other material customer or supplier (whether or not a party to a Material Contract) relating to such party’s intent to modify, terminate or fail to renew the arrangements and relationships set forth therein. From and after each Closing, Seller will continue to enjoy all of the benefits of each of the Material Contracts without the necessity of any consent, authorization or agreement from or with any Person. There are no outstanding powers of attorney executed on behalf of Seller. The consummation of the transactions contemplated hereby will not affect any of the Material Contracts in a manner that could reasonably be expected to have a Seller Material Adverse Effect.

Section 3.14  Employee Benefits.

(a)  Section 3.14 of the Seller Disclosure Schedule sets forth a complete and correct list of (i) all “employee benefit plans,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and any other pension plans or employee benefit arrangements, programs or payroll practices (including without limitation severance pay, vacation pay, company awards, salary continuation for disability, sick leave, retirement, deferred compensation, bonus or other incentive compensation, stock purchase arrangements or policies, hospitalization, medical insurance, life insurance and scholarship programs) that is currently in effect or was maintained, sponsored or contributed to by Seller within the last six years to which Seller contributes or is obligated to contribute thereunder with respect to employees of Seller, or that has been approved before the date hereof but is not yet effective (“Employee Benefit Plans”) and (ii) all “employee pension plans,” as defined in Section 3(2) of ERISA, maintained by Seller or any trade or business (whether or not incorporated) which are under control, or which are treated as a single employer, Seller under Section 414(b), (c), (m) or (o) of the (“ERISA Affiliate”) or to which Seller or any ERISA Affiliate contributed or is obligated to contribute thereunder (“Pension Plans”) within the last six years. Section 3.14 of the Seller Disclosure Schedule identifies, in separate categories, Employee Benefit Plans or Pension Plans that are (i) subject to Section 4063 and 4064 of ERISA (“Multiple Employer Plans”), (ii) multiemployer plans (as defined in Section 4001(a)(3) of ERISA) (“Multiemployer Plans”) or (iii) “benefit plans”, within the meaning of Section 5000(b)(1) of the Code providing continuing benefits after the termination of employment (other than as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at the former employee’s or his beneficiary’s sole expense).

(b)  Neither Seller nor any ERISA Affiliate maintains, sponsors, or contributes, or has, within the past six years, maintained, sponsored or had any obligation to contribute to, for the benefit of current or former employees a defined benefit plan subject to Title IV of ERISA, (ii) any Multiemployer Plan or (iii) any Multiple Employer Plan.

(c)  Each of the Employee Benefit Plans and Pension Plans intended to qualify under Section 401 of the Code (“Qualified Plans”) so qualifies and has received a determination letter from the IRS to such effect and the trusts maintained thereto are exempt from federal income taxation under Section 501 of the Code and nothing has occurred or is expected to occur with respect to the operation of any such plan which caused or would cause the loss of such qualification or exemption or the imposition of any liability, penalty or tax under ERISA or the Code.

(d)  All contributions and premiums required by Law or by the terms of any Employee Benefit Plan or Pension Plan or any agreement relating thereto have been timely made (without regard to any waivers granted with respect thereto) to any funds or trusts established thereunder or in connection therewith, and no accumulated funding deficiencies exist in any of such plans.

(e)  There has been no violation of or failure to comply with ERISA or the Code with respect to the filing of applicable returns, reports, documents and notices regarding any of the Employee Benefit Plans or Pension Plans with the DOL, the IRS, the PBGC or any other Governmental Body or the furnishing of such notices or documents to the participants or beneficiaries of the Employee Benefit Plans or Pension Plans.

(f)  True, correct and complete copies of the following documents, with respect to each of the Employee Benefit Plans and Pension Plans, have been delivered to Purchaser: (A) any plans and related trust documents (all amendments thereto), investment management agreements, administrative service contracts, group annuity contracts, insurance contracts, collective bargaining agreements and employee handbooks, (B) the most recent Forms 5500 for the past three years and schedules thereto, (C) the most recent financial statements and actuarial valuations for the past three years, (D) the most recent IRS determination letter, (E) the most recent summary plan descriptions (including letters or other documents updating such descriptions) and (F) written descriptions of all non-written agreements relating to the Employee Benefit Plans and Pension Plans.

(g)  There are no pending Legal Proceedings which have been asserted or instituted or, to the Knowledge of Seller, threatened against any of the Employee Benefit Plans or Pension Plans, the assets of any such plans or of any related trust or Seller, the plan administrator or any fiduciary of the Employee Benefit Plans or Pension Plans with respect to the operation of such plans (other than routine, uncontested benefit claims), and there are no facts or circumstances which could form the basis for any such Legal Proceeding. No Employee Benefit Plan or Pension Plan is under audit or investigation by the IRS, DOL, or any other Government Body and no such completed audit, if any, has resulted in the imposition of Tax, interest, or penalty.

(h)  Each of the Employee Benefit Plans and Pension Plans complies with and has been maintained, in all material respects, in accordance with its terms and all provisions of applicable Law, including ERISA and the Code, and all material reporting and disclosure requirements have been satisfied on a timely basis.

(i)  Seller and any ERISA Affiliate which maintains a “group health plan” within the meaning of Section 5000(b)(1) of the Code and each plan sponsor or administrator has complied with the COBRA reporting, disclosure, notice, election, and other benefit continuation and coverage requirements of Section 4980B of the Code or Part 6 of Title I of ERISA and the applicable regulations thereunder and any comparable state laws, and has not incurred any direct or indirect liability, and is not subject to any loss, assessment or excise tax, penalty, loss of federal income tax deduction or other sanction arising on account of or in respect of any direct or indirect failure at any time to comply with any such federal or state benefit continuation coverage requirements.

(j)  Neither Seller nor a “party in interest” or “disqualified person” with respect to the Employee Benefit Plans or Pension Plans has engaged in a “prohibited transaction” within the meaning of Section 4975 of the Code or Section 406 of ERISA which has subjected or could subject Seller, any ERISA Affiliates, Purchaser, Parent or any trustee, administrator or other fiduciary to a tax penalty on prohibited transaction or any other liabilities with respect thereto.

(k)  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any employee; (ii) increase any benefits otherwise payable under any Employee Benefit Plan or Pension Plan; or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

(l)  No membership interest or other security issued by Seller forms or has formed a material part of the assets of any Employee Benefit Plan or Pension Plan.

(m)  The consummation of the transactions contemplated by this Agreement will not give rise to any liability for termination of any agreements related to any Employee Benefit Plan or Pension Plan.

(n)  No amounts payable under any Employee Benefit Plan and Pension Plan will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code.

(o)  Each Employee Benefit Plan or Pension Plan that purports to provide benefits which qualify for tax-favored treatment under Sections 79, 105, 106, 117, 120, 125, 127, 129, and 132 of the Code satisfies the requirements of said Section(s).

(p)  Each Employee Benefit Plan that purports to defer income complies with Section 409A of the Code.

(q)  Each Employee Benefit Plan, or Pension Plan, its related trust and insurance agreement may be unilaterally amended or terminated on no more than 90 days notice.

Section 3.15  Labor.

(a)  Seller is not a party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to employees of Seller.

(b)  No employees of Seller are represented by any labor organization. No labor organization or group of employees of Seller has made a pending demand for recognition, and there are no representation proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of Seller, threatened to be brought or filed, with the National Labor Relations Board or other labor relations tribunal. There is no organizing activity involving Seller pending or, to the Knowledge of Seller, threatened by any labor organization or group of employees of Seller.

(c)  There are no (i) strikes, work stoppages, slowdowns, lockouts or arbitrations or (ii) material grievances or other labor disputes pending or, to the Knowledge of Seller, threatened against or involving Seller. There are no unfair labor practice charges, grievances or complaints pending or, to the Knowledge of Seller, threatened by or on behalf of any employee or group of employees of Seller.

(d)  There are no complaints, charges or claims against Seller pending or, to the Knowledge of Seller, threatened which could be brought or filed, with any public or Governmental Body based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by Seller, of any individual.

(e)  Seller is in compliance in all material respects with all Laws and Orders relating to the employment of labor, including all such Laws and orders relating to wages, hours, the Worker Adjustment and Retraining Notification Act and any similar state, local or foreign “plant closing” Law (“WARN”), collective bargaining, discrimination, civil rights, safety and health, worker’s compensation, payment of overtime wages and the collection and payment of withholding and/or social security taxes and any similar tax.

(f)  There has been no “mass layoff” or “plant closing” as defined by WARN with respect to Seller within the six (6) months prior to making this representation.

(g)  To the Knowledge of Seller, no executive, key employee, or group of employees currently has any plans to terminate employment with Seller independently of or as a result of this Agreement.

Section 3.16  Litigation. There is not, and during the past five years there has not been, any suit, action, proceeding, investigation, claim or order pending or, to the Knowledge of Seller, threatened by or against Seller, or to the Knowledge of Seller, pending or threatened, against any of the officers, directors, employees or independent contractors (or employees of independent contractors) of Seller with respect to their business activities on behalf of Seller, or to which Seller or any such officer, director, employee, independent contractor or employee of an independent contractor, with respect thereto, is otherwise a party, before any court, or before any governmental department, commission, board, agency, or instrumentality; nor to the Knowledge of Seller is there any reasonable basis for any such action, proceeding, or investigation. Seller is not subject to any Order of any Governmental Body.

Section 3.17  Compliance with Laws; Permits. Seller is in compliance with all Laws applicable to it or to the conduct of the businesses or operations of Seller. Seller has all Permits from Governmental Bodies which are required for Seller or Seller to operate its businesses.

Section 3.18  Environmental Matters.

(a)  To the best of Seller’s and the Member Parties’ Knowledge, the operations of Seller are in compliance with all applicable Environmental Laws and all Permits issued pursuant to Environmental Laws or otherwise (“Environmental Permits”);

(b)  To the best of Seller’s and the Member Parties’ Knowledge, Seller has obtained and currently maintains all Environmental Permits required under all applicable Environmental Laws necessary to operate its business;

(c)  Seller is not the subject of any outstanding written Order or Contract with any Governmental Body or other Person respecting (i) Environmental Laws, (ii) Remedial Action or (iii) any Release or threatened Release of a Hazardous Material;

(d)  Seller has not received any written communication alleging either that Seller may be in violation of any Environmental Law or Environmental Permit or that Seller may have any liability under any Environmental Law;

(e)  Seller has not incurred, assumed or undertaken any current contingent liability in connection with any Release of any Hazardous Materials into the indoor or outdoor environment (whether on-site or off-site) and there are no facts, circumstances or conditions relating to, arising out of or attributable to Seller that could give rise to liability under Environmental Laws;

(f)  there are no judicial or administrative proceedings pending or, to the Knowledge of Seller, threatened against Seller that allege a violation of, or seek to impose liability pursuant to, Environmental Laws or Environmental Permits and, to Seller’s Knowledge, there are no investigations of the business, operations, or currently or previously owned, operated or leased property of Seller pending or threatened which could result in Seller incurring any liability pursuant to any Environmental Law;

(g)  there is not located at any of the properties of Seller any (i) underground storage tanks, (ii) asbestos-containing material or (iii) equipment containing polychlorinated biphenyls; and

(h)  Seller has provided to Purchaser all environmentally related audits, studies, reports, analyses, and results of investigations that have been performed with respect to the currently or previously owned, leased or operated properties of Seller.

Section 3.19  Insurance. Section 3.19 of the Seller Disclosure Schedule sets forth a complete and accurate list of all policies of insurance of any kind or nature covering Seller or Seller or any of Seller’s or Seller’s employees, properties or assets. All such policies are in full force and effect, and Seller is not in default of any provision thereof. Section 3.19 of the Seller Disclosure Schedule describes all self-insurance arrangements affecting Seller.

Section 3.20  Receivables; Payables.

(a)  All accounts receivable of Seller have arisen from bona fide transactions in the ordinary course of business consistent with past practice. All accounts receivable of Seller reflected on the Pro Forma Balance Sheet are good and believed to be collectible at the aggregate recorded amounts thereof and subject to no setoffs (including without limitation reductions in respect of customer advances or deposits) or counterclaims. All accounts receivable arising after the Balance Sheet Date are believed to be good and collectible at the aggregate recorded amounts thereof and subject to no setoffs (including without limitation reductions in respect of customer advances or deposits) or counterclaims.

(b)  All accounts payable of Seller reflected on the Pro Forma Balance Sheet or arising after the Balance Sheet Date are the result of bona fide transactions in the ordinary course of business and have been paid or are not yet due and payable, except for accounts payable that are being disputed in good faith in an appropriate manner.

Section 3.21  Related Party Transactions. Except as described in Section 3.21 of the Seller Disclosure Schedule, (i) Seller (A) has not loaned or borrowed any amounts from or (B) has outstanding any indebtedness or other similar obligations to or owing from any Affiliate of Seller. Neither Seller nor any Affiliate of Seller nor any officer or employee of any of them (i) owns any direct or indirect interest of any kind in, or controls or is a director, officer, employee or partner of, or consultant to, or lender to or borrower from or has the right to participate in the profits of, any Person which is (A) a competitor, supplier, customer, landlord, tenant, creditor or debtor of Seller, (B) engaged in a business related to the business of Seller, or (C) a participant in any transaction to which Seller is a party or (ii) is a party to any Contract with Seller. Seller does not have any Contract or understanding with any officer, director or manager of Seller, or any Affiliate of any such Person, with respect to the subject matter of this Agreement, the consideration payable hereunder or any other material matter.

Section 3.22  Relationships with Customers. (a) The relationships of Seller with its existing customers is sound and there is no reasonable basis to believe that any of the material customers of Seller will materially and adversely change the manner in which they currently conduct business with Seller, either as a result of the transactions contemplated by this Agreement or otherwise.

(b)  The names and addresses of all customers of Seller during fiscal years 2003 and 2004 and all customers Known as of the Closing Date who will be customers during fiscal 2005 are listed in Section 3.22(b) of the Seller Disclosure Schedule. All contracts and agreements with such customers that are in existence as of the date hereof are valid, effective and enforceable. No such customer has an account balance that is in excess of 60 days past due.

(c)  Seller does not have Knowledge of any written or oral communication, fact, event or action which exists or has occurred within 120 days prior to the date of this Agreement which would indicate that any of the following shall terminate or materially reduce its business with Seller:

(i)  any current customer of Seller which accounted for over three percent (3)% of total net sales of Seller for its most recently completed fiscal year; or

(ii)  any current supplier to Seller of items essential to the conduct of the business, which items cannot be replaced at comparable cost and the loss of which could reasonably be expected to have an adverse effect on Seller.

No such termination or material reduction has occurred since the Balance Sheet Date.

Section 3.23  No Misrepresentation. No representation or warranty of Seller contained in this Agreement or in any Schedule hereto or in any certificate or other instrument furnished by Seller to Purchaser pursuant to the terms hereof, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

Section 3.24  Financial Advisors. Seller has no Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement, other than any fees to be paid to The Geneva Companies, which will be paid exclusively by Seller.

Section 3.25  Private Placement. Seller is an “accredited investor” within the meaning of Rule 501 under the Securities Act and Seller was not organized for the specific purpose of acquiring the Shares. Seller and each Member has sufficient knowledge and experience in investing in companies similar to Parent in terms of Parent's market capitalization and other relevant factors so as to be able to evaluate the risks and merits of its investment in Parent and it is able financially to bear the risks thereof. Seller and each Member has had an opportunity to discuss the terms of the offering and sale of the Shares and Parent's business, management and financial affairs with Parent's management and to obtain any additional information regarding the foregoing which Parent possesses or can acquire without unreasonable effort or expense. The Shares are being acquired for the Seller’s (and, to the extent the Shares are transferred by Seller to any Member, such Member’s) own accounts and not with a view to, or the intention of, any distribution in violation of the Securities Act or any applicable state securities laws. Seller and each Member understands that (i) the Shares have not been registered under the Securities Act by reason of the issuance of the Shares in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act, (ii) the Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Shares will bear a legend to such effect and (iv) Parent will issue stop transfer instructions to its transfer agent to such effect.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Seller that, except as set forth in the Purchaser Disclosure Schedule attached hereto, the following statements are correct and complete as of the date hereof. The Purchaser Disclosure Schedule makes explicit reference to the particular representation or warranty as to which exception is taken, which in each case shall constitute the sole representation and warranty as to which such exception shall apply, provided that the disclosures in the Purchaser Disclosure Schedule that are set forth expressly therein with particularity will apply to all representations and warranties.

Section 4.1  Organization. (a) Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser is duly qualified or authorized to do business as a foreign limited liability company and is in good standing under the laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the failure to be so qualified or authorized would not have a material adverse effect on the business or assets of Purchaser.

(b) Purchaser is an indirect wholly-owned subsidiary of Parent. All of the issued ownership interests in Purchaser have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by Parent. Purchaser has conducted no material operations.

Section 4.2  Authorization of Transaction. The execution, delivery and performance of the Transaction Documents to which Purchaser is a party have been duly authorized by all necessary action by or on behalf of Purchaser. Purchaser has full power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party, and to perform its obligations hereunder and thereunder. This Agreement and each Transaction Document to which Purchaser is or will be a party has been or will be duly and validly executed and delivered and constitutes the valid and legally binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Purchaser is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Body in order to consummate the transactions contemplated by this Agreement and each such Transaction Document.

Section 4.3  Noncontravention. Neither the execution and the delivery by Purchaser of this Agreement and the other Transaction Documents to which it is a party, nor the consummation of the transactions contemplated hereby and thereby on the part of Purchaser, will (i) violate any Law or any Order by which Purchaser is bound or any provision of its organizational documents or (ii) result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any Contract to which Purchaser is a party or by which Purchaser is bound or to which any of its assets is subject. No Order, Permit or waiver, or declaration or filing with any Governmental Body is required on the part of Purchaser in connection with the execution, delivery and performance of this Agreement or the other Transaction Documents to which it is a party, or the compliance by Purchaser with any of the provisions hereof or thereof.

Section 4.4  Brokers’ Fees. Purchaser has no Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Seller shall have any Liability.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent represents and warrants to Seller that, except as set forth in the Parent Disclosure Schedule attached hereto, the following statements are correct and complete as of the date hereof. The Parent Disclosure Schedule makes explicit reference to the particular representation or warranty as to which exception is taken, which in each case shall constitute the sole representation and warranty as to which such exception shall apply, provided that the disclosures in the Parent Disclosure Schedule that are set forth expressly therein with particularity will apply to all representations and warranties.

Section 5.1  Organization. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent is duly qualified or authorized to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the failure to be so qualified or authorized would not have a material adverse effect on the business or assets of Parent.

Section 5.2  Authorization of Transaction. The execution, delivery and performance of the Transaction Documents to which Parent is a party have been duly authorized by all necessary action by Parent. Parent has full power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party, and to perform its obligations hereunder and thereunder. This Agreement and each Transaction Document to which Parent is a party has been or will be duly and validly executed and delivered and constitutes the valid and legally binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Parent is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Body in order to consummate the transactions contemplated by this Agreement and each other Transaction Document.

Section 5.3  Noncontravention. Neither the execution and the delivery by Parent of this Agreement and each other Transaction Document to which it is or will be a party, nor the consummation of the transactions contemplated hereby and thereby on the part of Parent, will (i) violate any Law or any Order by which Parent is bound or any provision of its organizational documents or (ii) result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any Contract to which Parent is a party or by which Parent is bound or to which any of its assets is subject. No Order, Permit or waiver, or declaration or filing with any Governmental Body is required on the part of Parent in connection with the execution, delivery and performance of this Agreement or the other Transaction Documents to which it is a party, or the compliance by Parent with any of the provisions hereof or thereof.

Section 5.4  Status of the Shares. The Shares have been duly authorized and, when issued upon in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable shares of Parent Common Stock and will be free and clear of all Liens created by or through Parent. The issuance and delivery of the Shares is not subject to any preemptive right of shareholders of Parent that has not been waived or to any right of first refusal or other right in favor of any person that has not been waived.

Section 5.5  SEC Documents. Since November 18, 2003, Parent has filed all required reports, schedules, forms, statements and other documents with the SEC (such documents, together with all exhibits and schedules thereto and documents incorporated by reference therein, collectively referred to herein as the “Parent SEC Documents”). As of their respective dates, the Parent SEC Documents complied (or will comply, in the case of Parent SEC Documents filed during the Closing Period) in all material respects with the requirements of the Securities Act, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the Parent SEC Documents, and none of the Parent SEC Documents contained (or will contain, in the case of Parent SEC Documents filed during the Closing Period) any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Documents, as of their respective dates, complied (or will comply, in the case of Parent SEC Documents filed during the Closing Period) in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared (or will be prepared, in the case of Parent SEC Documents filed during the Closing Period) in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10 Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present (or will fairly present, in the case of Parent SEC Documents filed during the Closing Period) the financial position of Parent and its consolidated subsidiaries as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year end audit adjustments and other adjustments described therein). No Parent Material Adverse Change has occurred subsequent to November 9, 2004 and prior to the date of this Agreement that has not been either reflected in a Parent SEC Document filed with the SEC prior to the date of this Agreement or disclosed to Seller in writing, and no executive officer of Parent has actual knowledge of any event or circumstance not reflected in a Parent SEC Document that is reasonably likely to result in a Parent Material Adverse Change.

Section 5.6  Litigation. There is no suit, action, proceeding, investigation, claim or order pending or, to the Knowledge of Parent, threatened by or against Parent or any of its subsidiaries which, if determined adversely to Parent or such subsidiary, as the case may be, would have a material adverse effect on the business or assets of Parent.

Section 5.7  Authorized Capital Stock. The Parent Common Stock is the sole authorized class of capital stock of Parent.

Section 5.8  Brokers’ Fees. Parent has no Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Seller shall have any Liability.

ARTICLE VI

CONDITIONS TO CLOSING

Section 6.1  Conditions Precedent to Obligations of Purchaser at the Closing. The obligation of Parent and Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by Parent and Purchaser in whole or in part to the extent permitted by applicable Law):

(a)  all representations and warranties of Seller and the Member Parties contained herein shall be true and correct on and as of the Closing Date, except to the extent expressly made as of an earlier date;

(b)  Seller and each Member Party shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Seller or such Member Party on or prior to the Closing Date;

(c)  there shall not have been or occurred any Seller Material Adverse Change since the Balance Sheet Date;

(d)  no Legal Proceedings shall have been instituted or threatened or claim or demand made against Seller, any Member Party, Parent or Purchaser seeking to restrain or prohibit or to obtain substantial damages with respect to the consummation of the transactions contemplated hereby;

(e)  there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

(f)  Purchaser shall have received letters in form and substance satisfactory to it from all holders of indebtedness of Seller that would be reflected on Seller’s consolidated balance sheet as of the Closing Date or disclosed in the footnotes thereto (other than any such indebtedness that is an Assumed Liability) or that is secured by any of the Assets confirming the full payment and satisfaction of such indebtedness (by way of application of a portion of the Purchase Price for such purpose or otherwise), and all related Liens shall have been released and appropriate UCC termination statements filed with respect thereto;

(g)  Purchaser shall have received confirmation that any Affiliate Receivables have been have been fully repaid as of the time of the Closing (by way of application of a portion of the Purchase Price for such purpose or otherwise); and

(h)  Purchaser shall have entered into written Employment Agreements with each of the Key Employees, in form and substance agreeable to the parties.

Section 6.2  Conditions Precedent to Obligations of Seller at the Closing. The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by Seller, on behalf of the Seller, in whole or in part to the extent permitted by applicable Law):

(a)  all representations and warranties of Purchaser and Parent contained herein shall be true and correct on and as of the Closing Date;

(b)  Purchaser and Parent shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Purchaser or Parent, as applicable, on or prior to the Closing Date;

(c)  there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

(d)  any waiting period under the HSR Act applicable to the transactions contemplated by this Agreement shall have expired or been terminated; and

(e)  Purchaser shall have entered into written Employment Agreements with each of Earl Webb Henry, Eugenia Henry and Mark Schactman, in form and substance agreeable to the parties.

ARTICLE VII

DOCUMENTS TO BE DELIVERED

Section 7.1  Deliveries by Seller to Purchaser and Parent at the Closing. At the Closing, Seller shall deliver, or shall cause to be delivered, to Purchaser and Parent the following:

(a)  A duly executed bill of sale, assignments and assumption agreement in the form of Exhibit C

(b)  An Employment Agreement duly executed by each Key Employee;

(c)  a duly executed assignment of lease and estoppel certificate, dated the Closing Date, with respect to each Real Property Lease in form and substance satisfactory to Purchaser and its counsel;

(d)  Seller shall have delivered all consents and waivers that are (A) required for the assumption of any contract related to an Employee Benefit Plan or Pension Plan that will be assumed by Purchaser or Parent pursuant to Section 10.2, (B) required for the assumption by or reissuance to Purchaser of any existing insurance policy of Seller that Purchaser determines must be maintained in order to avoid a gap in coverage with respect to the Business immediately following the Closing or (C) listed on Schedule II, each in form and substance satisfactory to Purchaser (collectively, the “Closing Consents”);

(e)  certificates of title to all motor vehicles included in the Assets (if any), duly endorsed for transfer to Purchaser as of the Closing Date;

(f)  certificates (dated the Closing Date and in form and substance reasonably satisfactory to Purchaser) executed by Seller certifying as to the fulfillment of the conditions specified in Sections 6.1(a), 6.1(b), 6.1(c), 6.1(d), 6.1(e) and 6.1(g) hereof;

(g)  the Escrow Agreement, duly executed by Seller;

(h)  an opinion of Offit, Kurman, Yumkas & Denick, counsel for Seller, dated the Closing Date, substantially in the form attached hereto as Exhibit D;

(i)  a receipt for the cash portion of the purchase price paid at the Closing and, if then issued, for the Initial Shares;

(j)  a certificate of the secretary of Seller certifying to (A) Seller’s attached Organizational Documents, (B) the adoption of resolutions of the Members and (C) the incumbency of the officers signing the Transaction Documents on behalf of Seller (together with their specimen signatures);

(k)  a written consent, executed by each Member, to the execution by the Seller of the Transaction Documents to which Seller is a party and the consummation of the transactions contemplated thereby;

(l)  a certificate of good standing with respect to Seller issued by the Secretary of State of the State of Maryland and for each state in which Seller is qualified to do business as a foreign limited liabilit8y company dated as soon as practicable prior to the Closing Date;

(m)  a copy of IRS Form W-9 duly and properly executed by Seller; and

(n)  a certificate of non-foreign person status in the form prescribed by United States Treasury Regulation § 1.1445-2(b)(2)(iii) with respect to Seller in form and substance acceptable to Purchaser;

(o)  a fully executed amendment to the SAS License (the “SAS Amendment”) assigning the same to Purchaser, in the form previously agreed; and

(p)  such other documents, instruments or certificates as shall be reasonably requested by Purchaser or Parent or their counsel.

Section 7.2  Deliveries by Purchaser to Seller. At the Closing, Purchaser shall deliver to Seller, on behalf of Seller, the following:

(a)  An Employment Agreement with each of Earl Webb Henry, Eugenia Henry and Mark Schactman duly executed by Purchaser;

(b)  the cash portion of the purchase price payable at the Closing;

(c)  irrevocable instructions to the transfer agent for the Parent Common Stock to issue the Initial Shares in accordance with Section 2.1 and the Escrow Agreement;

(d)  the Escrow Agreement, duly executed by Purchaser and the Escrow Agent;

(e)  an opinion of the Law Office of Kenneth G. Alberstadt, counsel for Parent and Purchaser, dated the Closing Date, substantially in the form attached hereto as Exhibit E;

(f)  a duly executed bill of sale, assignment and assumption agreement in the form of Exhibit B;

(g)  an assignment of lease, dated the Closing Date, with respect to each Real Property Lease in form and substance reasonably satisfactory to Seller and its counsel duly executed by Purchaser;

(h)  a certificate dated the Closing Date and in form and substance reasonably satisfactory to Seller executed by an authorized officer of Purchaser certifying as to the fulfillment of the conditions specified in Sections 6.2(a), 6.2(b), 6.2(d) and 6.2(e) hereof;

(i)  a certificate dated the Closing Date and in form and substance reasonably satisfactory to Seller executed by an authorized officer of Parent certifying as to the fulfillment of the conditions specified in Sections 6.2(a), 6.2(b) and 6.2(d) (with respect to Parent) and 6.2(e) hereof;

(j)  a certificate of the secretary of Purchaser certifying to (A) Purchaser’s attached Organizational Documents, (B) the adoption of attached resolutions of the Board of Directors of Purchaser approving the execution by Purchaser of the Transaction Documents to which Purchaser is a party and the consummation of the transactions contemplated thereby and (C) the incumbency of the officers signing the Transaction Documents on behalf of Seller (together with their specimen signatures);

(k)  a certificate of the secretary of Parent certifying to (A) the adoption of attached resolutions of the Board of Directors of Parent approving the execution by Parent of the Transaction Documents to which Parent is a party and the consummation of the transactions contemplated thereby and (B) the incumbency of the officers signing the Transaction Documents on behalf of Seller (together with their specimen signatures);

(l)  certificates of good standing with respect to Parent and Purchaser issued by the Secretary of State of its jurisdiction of incorporation;

(m)  an executed copy of the SAS Amendment; and

(n)  such other documents, instruments or certificates as shall be reasonably requested by Seller or its counsel.

Section 7.3 SAS Amendment. At the Closing, each of Purchaser and Seller shall pay 50% of the cost of the initial DSP fee of $125,000 under the SAS Amendment.

ARTICLE VIII

POST-CLOSING COVENANTS

The parties agree as follows with respect to the period following the Closing:

Section 8.1  General. In the event that at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request.

Section 8.2  Litigation Support. In the event and for so long as any party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstances, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving Seller, each of the other parties will cooperate reasonably with such party and such party’s counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor hereunder).

Section 8.3  Confidentiality. From and after the date hereof (unless this Agreement is terminated in accordance with its terms), Seller and the Member Parties will, and will cause their Affiliates to, hold in strict confidence, and will not, and will cause their Affiliates not to, disclose to any third party or use for any purpose, any and all information with respect to Seller, the Business, the Transaction Documents or the transactions contemplated thereby. Notwithstanding the foregoing, Seller and the Member Parties may, and may permit their Affiliates to, disclose such information (i) if compelled to disclose the same by judicial or administrative process or by other requirements of Law (but subject to the following provisions of this Section), (ii) if the same hereafter is in the public domain through no fault of Seller or any Member Party or (iii) if the same is later acquired by Seller or a Member Party from another source that is not under an obligation to another Person to keep such information confidential. If Seller or any Member Party or any of their respective Affiliates is requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any such information, Seller or such Member Party, as the case may be, shall provide Purchaser with prompt written notice of any such request or requirement so that Purchaser may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section. If, in the absence of a protective order or other remedy or the receipt of a waiver by Purchaser, Seller or such Member Party or such Affiliate, as the case may be, nonetheless, based on the written advice of outside counsel, is required to disclose such information to any tribunal or in accordance with applicable Law, Seller or such Member Party or such Affiliate, without liability hereunder, may disclose that portion of such information which such counsel advises Seller or such Member Party or such Affiliate it is legally required to disclose. Seller and the Member Parties acknowledge and agree that money damages would not be an adequate remedy for any breach of their agreements contained in this Section 8.3 and that in addition to any other remedies available to Purchaser, Purchaser shall be entitled to the remedies of injunction, specific performance and other equitable relief for any threatened or actual breach of this Section 8.3.

Section 8.4  Non-Competition. As a material inducement to Parent and Purchaser to enter into this Agreement, each of Seller and each Member Party agrees as follows:

(a)  During the Non-Competition Period, neither Seller nor any Member Party will, and each will cause its Affiliates not to, engage or participate, directly or indirectly, as principal, agent, executive, director, proprietor, joint venturer, trustee, employee, employer, consultant, stockholder, partner or in any other capacity whatsoever, in the conduct or management of, or own any stock or any other equity investment in or debt of, (1) any business that is competitive with any business conducted or proposed to be conducted by Seller as of the Closing Date, including any business involving the provision of contract research services (including, among other things, data entry, data management, statistical analysis and medical writing) but excluding passive investments of up to 2% of the common stock of any publicly traded company or (2) any Person that is a customer or client of the Company at any time during the Non-Competition Period or that has been a customer or client of Seller at any time during the two years prior to the date of this Agreement.

(b)  During the Non-Competition Period, neither Seller nor any Member Party will, and each will cause its Affiliates not to, for its or such Affiliate’s own benefit or for the benefit of any Person other than Purchaser, (i) solicit, or assist any person or entity to solicit, any officer, director, executive or employee of Purchaser (or, prior to the Closing Date, Seller) to leave his or her employment, (ii) hire or cause to be hired any person who is then, or who will have been at any point in time during the Non-Competition Period, an officer, a director, an executive or an employee of Purchaser (or, prior to the Closing Date, Seller), or (iii) engage any Person who is then, or who will have been at any point in time during the Non-Competition Period, an officer, director, executive or employee of Purchaser (or, prior to the Closing Date, Seller) as a partner, contractor, sub-contractor or consultant.

(c)  During the Non-Competition Period, Seller and each Member Party will not, and each will cause its Affiliates not to, (i) solicit, or assist any person or entity other than Purchaser to solicit, any Person that is a client or customer of Purchaser (or, prior to the Closing Date, Seller), or has been a client or customer of Purchaser (or, prior to the Closing Date, Seller) during the prior twelve (12) months, to provide any services competitive with those provided by Purchaser (or, prior to the Closing Date, Seller) or (ii) interfere with any of the business relationships of Purchaser.

(d)  Seller and each Member Party acknowledges that (i) the markets served by Seller are national and international in scope and are not dependent on the geographic location of the executive personnel or the businesses by which they are employed; and (ii) the above covenants are manifestly reasonable on their face, and the parties expressly agree that such restrictions have been designed to be reasonable and no greater than is required for the protection of Purchaser and are a significant element of the consideration hereunder.

(e)  If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 8.4 is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

(f)  [***].

Section 8.5  Corporate Existence; Insurance. (a) Seller hereby agrees that it will (and the Member Parties agree that they will cause Seller to) (i) not commence any dissolution of its corporate existence, liquidation or winding up, or commence a voluntary proceeding under Title 11 of the United States Code, until at least one year from the Closing Date and (ii) timely object to the commencement of any involuntary proceeding filed under Title 11 of the United States Code or to any action seeking the appointment of a receiver or trustee in respect of it or its assets if such petition, proceeding or action is commenced prior to the first anniversary of the Closing Date.

(b) Purchaser’s insurance coverage and the carriers providing such coverage shall be determined by Parent. At Parent’s option, Seller shall obtain the consent of its current insurance carriers to the assignment or reissuance of its current insurance coverage to Purchaser on the Closing Date. Seller will not cancel any of its insurance policies that are not transferred to Purchaser pursuant to the preceding sentence or Article IX (the “Retained Policies”) or permit any such policy to lapse until the earlier of 60 days following the closing and notice from Purchaser that such maintenance is no longer necessary. To the extent Purchaser elects to assume the Retained Policies of Seller, Seller will take such actions as are reasonably requested by Purchaser to effect the transfer of Seller’s Retained Policies to Purchaser. All premium expense with respect to such period under such policies shall be borne by Purchaser but will be taken into account in calculating EBIT to the extent consistent with the definition thereof in Section 11.1. To the extent Purchaser elects during such period to assume a Retained Policy, Seller will take such actions as are reasonably requested by Purchaser to effect the transfer of such Retained Policy to Purchaser.

[***] Confidential treatment requested. Omitted portions have been filed separately with the Securities and Exchange Commission.

          Section 8.6 Mail; Payments. From and after the Closing, Seller agrees to refer to Purchaser all customer, supplier, employee or other inquiries or correspondence relating to the Assets or the conduct of the Business after the Closing Date. Seller further agrees to promptly remit to Purchaser all payments and invoices received after the Closing Date that relate to the Assets, the Assumed Liabilities or the conduct of the Business after the Closing Date and Purchaser agrees to promptly remit to Seller all payments and invoices received after the Closing Date that relate to the Excluded Assets or the Excluded Liabilities or (other than with respect to the Assets or the Assumed Liabilities) the conduct of the Business prior to the Closing Date.

Section 8.7 Names and Logos. From and after the Closing, neither Seller nor any Member will use any names or logos incorporating “HHI”. The covenants contained in the preceding sentence shall survive the expiration of the Non-Competition Period. Within five business days following the Closing, Seller shall in cooperation with Purchaser amend its certificate of formation to change its name to a name not incorporating “HHI”. Seller shall file any consents or other documents required by the Maryland Department of Assessments and Taxation to permit Purchaser to change its name to “HHI, L.L.C.” and shall cooperate with Purchaser to ensure that such name is made available to Purchaser upon Purchaser’s submission of appropriate documents amending Purchaser’s registration as a foreign limited liability company in the State of Maryland.

Section 8.8 Certain Financial Information. From and after the Closing Date, to the extent requested by Parent, Seller shall and shall cause its Affiliates to deliver to Parent the financial information, management representation letters and other documents and information with respect to Seller required by Parent to prepare and file the financial statements required to be filed by Parent pursuant to the Exchange Act and will use commercially reasonable efforts to cause its independent accountants to deliver to Parent such reports and consents as may be required in connection therewith, all reasonably in advance of the time such filings are required to be made. Parent shall reimburse Seller for the reasonable third party accounting costs in preparing and delivering such information to the extent such expenses were not incurred by Seller prior to the Closing.

Section 8.9 Retention of and Access to Records. (a) Purchaser will provide Seller with access to the Books and Records included in the Assets, upon reasonable written notice from Seller, during ordinary business hours and in such a manner as does not interfere with the business operations of Purchaser or any of its Affiliates, for purposes reasonably related to any actual or threatened Legal Proceedings relating to Seller’s operation of the Business or to any Tax audit or proceedings in which Seller or Member Party is involved. Purchaser’s undertaking in this Section 8.9 shall survive for six years following the Closing or such longer period during which Purchaser maintain such Books and Records in the course of its business, provided that Purchaser may at its option offer to deliver to Seller at any time any such Books and Records and if Seller shall decline to take possession of such Books and Records, Purchaser shall thereafter be free to dispose of the same. Purchaser may require that any Person who will obtain access to Books and Records pursuant to this Section 8.9 execute a confidentiality undertaking reasonably satisfactory to Purchaser.

(b) To the extent permitted by applicable Law, Seller will provide Purchaser with access to the Books and Records included in the Excluded Assets, upon reasonable written notice from Purchaser, during ordinary business hours and in such a manner as does not interfere with the business operations of Seller or any of its Affiliates, for purposes reasonably related to any actual or threatened Legal Proceedings relating to Purchaser’s operation of the Business or to any Tax audit or proceedings in which any Purchaser or any of its Affiliates is involved. Seller’s undertaking in this Section 8.9 shall survive for six years following the Closing or such longer period during which Seller maintain such Books and Records in the course of its business, provided that Seller may at its option offer to deliver to Purchaser at any time any such Books and Records and if Purchaser shall decline to take possession of such Books and Records, Seller shall thereafter be free to dispose of the same. Seller may require that any Person who will obtain access to Books and Records pursuant to this Section 8.9 execute a confidentiality undertaking reasonably satisfactory to Seller.

ARTICLE IX

EMPLOYEES AND EMPLOYEE BENEFIT PLANS

The parties agree as follows with respect to the period following the Closing:

Section 9.1  General. Purchaser shall offer employment, effective as of the Closing Date, to all employees who are employed by Seller as of the Closing Date and identified in Section 9.1 of the Seller Disclosure Schedule. Those employees who accept such offers of employment and become employees of Purchaser shall be referred to herein as the “Transferred Employees”. Neither Purchaser nor any Affiliate of Purchaser (including Parent) shall have any liability with respect to any employee of Seller or any Employee Benefit Plan or any claim thereof or related thereto except with respect to Transferred Employees and then only to the extent expressly provided under Section 9.2. Purchaser and Seller agree to use the standard procedures set forth in Revenue Procedure 2004-53 with respect to wage reporting. Seller shall be (i) responsible for the payment of all wages and other remuneration due to its employees through the Closing Date and (ii) except as otherwise provided in Section 9.2, liable for any claims made by its employees and their beneficiaries under any Employee Benefit Plans or Pension Plans.

Section 9.2  Seller Benefit Plans.

(a)  Except as explicitly set forth in this Section 9.2, neither Purchaser nor any Affiliate of Purchaser (including Parent) shall assume any obligations under or liabilities with respect to any of the Employee Benefit Plans or Pension Plans. Effective as of the Closing Date, except as otherwise specifically provided in this Agreement, all Transferred Employees will become fully vested in their account, cease any participation in, and any benefit accrual under, each of the Employee Benefit Plans or Pension Plans that is not assumed as set forth in Section 9.2(b), except as otherwise required by applicable Law or the terms of such plans.

(b)  (i) Purchaser shall or shall cause one or more of its Affiliates to assume sponsorship of Seller’s Employee Benefit Plans and Pension Plan as in effect at Closing and listed in Section 9.2(b) of the Seller Disclosure Schedule (the “Assumed Plans”). Effective as of the Closing, Seller shall terminate its participation as sponsor, plan administrator and adopting employer of the Assumed Plans and Purchaser shall assume sponsorship of the Assumed Plans. At the Closing, Seller and Purchaser shall execute and deliver, or cause to be executed and delivered to Seller and Purchaser, agreements for assumption of the Assumed Plans. Notwithstanding the foregoing, Seller and Purchaser acknowledge that the Group Long-Term Disability Insurance Policy and Group Life Insurance Policy between Jefferson Pilot Financial and HHI, LLC dated August 1, 2004 (Policy # 000010061565) (the “Jefferson Policy”) shall be assumed by Purchaser following the Closing subject to receipt of an appropriate document consent to the assignment and assumption of such policy within a reasonable period of time following the Closing.

(ii) Purchaser shall assume Seller’s obligation to contribute matching funds to Seller’s 401(k) plan for calendar year 2004, provided that (i) Purchaser shall not be required to make aggregate matching contributions to Seller’s 401(k) in excess of the amounts set forth (on an employee-by-employee basis) in Section 9.2(b) of the Seller Disclosure Schedule and (ii) an appropriate accrual for such contributions shall be reflected on the Final Closing Working Capital Statement.

(c)  To the extent that service is relevant for purposes of computing the amount of any vacation, sick days, severance and similar benefits under any employee benefit plan, program or arrangement established or maintained by Purchaser under which the Transferred Employees benefit, such plan, program or arrangement shall credit each such Transferred Employee for service earned by that Transferred Employee on and prior to the Closing Date with Seller in addition to service earned with Purchaser after the Closing Date but shall not, at any time, exceed twelve months for one year of service. Purchaser shall not be obligated to cover any Transferred Employee under any Employee Benefit Plan of Purchaser at the same time such Transferred Employee is covered under a corresponding plan assumed pursuant to Section 9.2(b).

(d)  Purchaser shall recognize all accrued but unused vacation of each Transferred Employee as of the Closing Date, provided that in no event shall Purchaser be required to recognize accrued vacation benefits with respect to any Transferred Employee in excess of the amount (or having a value in excess of the amount) set forth with respect to such Transferred Employee in Section 9.2(d) of the Seller Disclosure Schedule.

(e)  Purchaser shall recognize and adopt Seller’s bonus plan for calendar year 2004 with respect to the Transferred Employees, provided that (i) Purchaser shall not be required to make aggregate bonus payments to the Transferred Employees in excess of the amounts set forth (on an employee-by-employee basis) in Section 9.2(e) of the Seller Disclosure Schedule and (ii) an appropriate accrual for such bonus obligations shall be reflected on the Final Closing Working Capital Statement.

(f)  Seller shall include all employee records other than the Excluded Employee Records in the Books and Records transferred to Purchaser at the Closing. Seller shall maintain the Excluded Employee Records for the time required by applicable Law. To the extent permissible under applicable Law, Seller shall permit Purchaser to inspect from time to time any Excluded Employee Records.

(g)  Effective as of the Closing and through December 31, 2005, Purchaser shall maintain for the benefit of the Transferred Employees that are employed by Purchaser during such period a package of employee benefits that is reasonably comparable in the aggregate to the employee benefit programs that are listed on the Seller Disclosure Schedule and that Seller maintained for the benefit of those employees immediately prior to the Closing. Purchaser’s obligation under this Section 9.2(g) shall not be deemed to have been breached by virtue of the inability of Seller to assign the Jefferson Policy as of the Closing Date.

Section 9.3  No Limitations. Nothing in this Article IX or elsewhere in this Agreement or any other Transaction Document (other than any Employment Agreement) shall limit or restrict in any way Purchaser’s right to modify the terms and conditions of any Transferred Employee or any other employee of Purchaser (including without limitation Purchaser’s right to modify or discontinue any Employee Benefit Plan assumed by it pursuant to Section 9.2, subject to applicable Law and the terms of such Employee Benefit Plan) or change the nature of any at-will employment relationship between Purchaser and any Transferred Employee or any other employee of Purchaser.

ARTICLE X

INDEMNIFICATION

Section 10.1  Indemnity Obligations of Seller. Seller and the Member Parties (collectively, “Seller Indemnitors”) covenant and agree to defend, indemnify and hold harmless Purchaser and its Affiliates (including Parent) and the respective its officers, directors, employees, agents, advisers and representatives of the foregoing (collectively, the “Purchaser Indemnitees”), from and against, and to pay or reimburse Purchaser Indemnitees for, any and all claims, liabilities, obligations, losses, fines, costs, proceedings or damages (whether absolute, accrued, conditional or otherwise and whether or not resulting from third party claims), including all reasonable fees and disbursements of counsel incurred in the investigation or defense of any of the same or in asserting any of their respective rights hereunder (collectively, “Losses”), resulting from or arising out of:

(i) any misrepresentation or breach of any warranty of Seller or Member Party contained in the Transaction Documents; provided that in determining whether any such misrepresentation or breach occurred, any dollar amount thresholds, materiality qualifiers and Seller Material Adverse Effect qualifier contained in any representation or warranty herein shall be disregarded;

(ii) any failure of Seller or any Member Party to perform any covenant or agreement made or contained in the Transaction Documents or fulfill any obligation in respect thereof; or

(iii) any and all Excluded Liabilities.

The obligations of Seller and the Member Parties other than Schactman under this Section 10.1 are joint and several with respect to 100% (subject to the limitations contained in the succeeding paragraph) of any Loss. The obligations of Schactman under this Section 10.1 are several and shall in no event exceed 10% (subject to the limitations contained in the succeeding paragraph) of any Loss.

Seller Indemnitors shall not be required to indemnify Purchaser Indemnitees with respect to any claim for indemnification (other than a claim for indemnification based on a breach of the representations and warranties contained in Sections 3.11(c), 3.24 or, subject to the next succeeding paragraph, 3.9) resulting from or arising out of matters described in clause (i) above pursuant to this Section 10.1 (and not resulting from or arising out of matters described in clause (ii) or (iii) above) unless and until the aggregate amount of all such claims against all Seller Indemnitors, exclusive of Sales Tax Claims (as hereinafter defined), exceeds $50,000 (the “Seller Threshold Amount”), in which case Seller Indemnitors shall be required to indemnify Purchaser Indemnitees for the amount of such claims in excess of the Seller Threshold Amount. Claims thereafter may be asserted regardless of amount.

Seller Indemnitors’ indemnity obligation with respect to sales Tax pursuant to clause (iii) above shall apply to the sales Tax matters disclosed in Section 3.9 of the Seller Disclosure Schedule. However, Seller Indemnitors shall not be required to indemnify Purchaser Indemnitees with respect to any claim for indemnification in respect of a failure of Seller to pay sales Tax (excluding any Taxes payable to the State of Maryland or any subdivision thereof) or to file a return with respect thereto (including without limitation any claim for a breach of the representations and warranties contained in Section 3.9 with respect to any such failure) (“Sales Tax Claims”) unless and until the aggregate amount of all Sales Tax Claims against all Seller Indemnitors exceeds $50,000, in which case Seller Indemnitors shall be required to indemnify Purchaser Indemnitees for the amount of Sales Tax Claims in excess of $50,000. Sales Tax Claims thereafter may be asserted regardless of amount. Seller shall take all actions reasonably requested by Purchaser to resolve Seller’s potential liability for sales Tax for periods prior to the Closing, including by making voluntary disclosures to Tax authorities in jurisdictions where such taxes may reasonably be determined to be due.

Indemnitors’ maximum liability to Purchaser Indemnitees under clause (i) above (and not resulting from or arising out of matters described in clause (ii) or (iii) above) shall not exceed the Effective Purchase Price. “Effective Purchase Price” means, as of the time any liability pursuant to this Section X is determined and required to be satisfied, the sum of (i) $5,750,000 (constituting the sum of the Initial Cash Purchase Price and the aggregate Fair Market Value as of the Closing Date of the Initial Shares), as such amount shall have been adjusted pursuant to Section 2.5, (ii) the value of the Assumed Liabilities as of the Closing Date, (iii) the amount of cash theretofore paid pursuant to Section 2.6, (iv) the aggregate Fair Market Value as of the applicable Value Date of any Earnout Shares theretofore issued pursuant to Section 2.6 and (v) any amount paid to Seller pursuant to Section 2.1(d).

Section 10.2  Indemnity Obligations of Purchaser and Parent. Purchaser and Parent (collectively, “Purchaser Indemnitors”) jointly and severally covenant and agree to defend, indemnify and hold harmless Seller and its Affiliates, their respective officers, directors, employees, agents, advisers and representatives and the Member Parties (collectively, the “Seller Indemnitees”), from and against any and all Losses resulting from or arising out of:

(i) any misrepresentation or breach of warranty of any Purchaser Indemnitor contained in the Transaction Documents; provided that in determining whether any such misrepresentation or breach occurred, any dollar amount thresholds, materiality qualifiers and Parent Material Adverse Effect qualifier contained in any representation or warranty herein shall be disregarded;

(ii) any failure of any Purchaser Indemnitor to perform any covenant or agreement made or contained in the Transaction Documents or fulfill any other obligation in respect thereof;

(iii)	the Assumed Liabilities; or

(iv)  the post-Closing operation of the Business.

Purchaser shall not be required to indemnify Seller Indemnitees with respect to any claim for indemnification resulting from or arising out of matters described in clause (i) above pursuant to this Section 10.2 (and not resulting from or arising out of matters described in clause (ii) or (iii) above) unless and until the aggregate amount of all claims against Purchaser exceeds $50,000 (the “Purchaser Threshold Amount”), in which case Purchaser shall be required to indemnify Seller Indemnitees for the full amount of such claims in excess of the Purchaser Threshold Amount. Claims thereafter may be asserted regardless of amount. Purchaser’s maximum liability to Seller Indemnitees under clause (i) above (and not resulting from or arising out of matters described in clause (ii) or (iii) above) shall not exceed the Effective Purchase Price.

Section 10.3  Indemnification Procedures. (a) Third Party Claims. In the case of any claim asserted by a third party against a party entitled to indemnification under this Agreement (the “Indemnified Party”), notice shall be given by the Indemnified Party to the party required to provide indemnification (the “Indemnifying Party”) as soon as practicable after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnified Party shall permit the Indemnifying Party (at the expense of such Indemnifying Party) to assume the defense of any third party claim or any litigation with a third party resulting therefrom; provided, however, that (a) the counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be subject to the approval of the Indemnified Party (which approval shall not be unreasonably withheld or delayed), (b) the Indemnified Party may participate in such defense at such Indemnified Party’s expense (which shall not be subject to reimbursement hereunder except as provided below), and (c) the failure by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except and only to the extent that such Indemnifying Party is actually and materially damaged as a result of such failure to give notice. Except with the prior written consent of the Indemnified Party, no Indemnifying Party, in the defense of any such claim or litigation, shall consent to entry of any judgment or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a general release from any and all liability with respect to such claim or litigation. If the Indemnified Party shall in good faith determine that the conduct of the defense of any claim subject to indemnification hereunder or any proposed settlement of any such claim by the Indemnifying Party might be expected to affect adversely the ability of the Indemnified Party to conduct its business, or that the Indemnified Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of such claim or any litigation relating thereto, the Indemnified Party shall have the right at all times to take over and assume control over the defense, settlement, negotiations or litigation relating to any such claim at the sole cost of the Indemnifying Party; provided, however, that if the Indemnified Party does so take over and assume control, the Indemnified Party shall not settle such claim or litigation without the prior written consent of the Indemnifying Party, such consent not to be unreasonably withheld or delayed. If the Indemnifying Party does not accept the defense of any matter as above provided within thirty (30) days after receipt of the notice from the Indemnified Party described above, the Indemnified Party shall have the full right to defend against any such claim or demand at the sole cost of the Indemnifying Party and shall be entitled to settle or agree to pay in full such claim or demand. In any event, the Indemnifying Party and the Indemnified Party shall reasonably cooperate in the defense of any claim or litigation subject to this Article X and the records of each shall be reasonably available to the other with respect to such defense.

(b) Non-Third Party Claims. With respect to any claim for indemnification hereunder which does not involve a third party claim, the Indemnified Party will give the Indemnifying Party written notice of such claim. The Indemnifying Party may acknowledge and agree by notice to the Indemnified Party in writing to satisfy such claim within twenty (20) days of receipt of notice of such claim from the Indemnified Party. If the Indemnifying Party shall dispute such claim, the Indemnifying Party shall provide written notice of such dispute to the Indemnified Party within such 20-day period, setting forth in reasonable detail the basis of such dispute. Upon receipt of notice of any such dispute, the Indemnified Party and the Indemnifying Party shall use reasonable efforts to resolve such dispute within thirty (30) days of the date such notice of dispute is received. If the Indemnifying Party shall fail to provide written notice to the Indemnified Party within twenty (20) days of receipt of notice from the Indemnified Party that the Indemnifying Party either acknowledges and agrees to pay such claim or disputes such claim, the Indemnifying Party shall be deemed to have acknowledged and agreed to pay such claim in full and to have waived any right to dispute such claim. Once (a) the Indemnifying Party has acknowledged and agreed to pay any claim pursuant to this Section 10.3, (b) any dispute under this Section 10.3 has been resolved in favor of indemnification by mutual agreement of the Indemnifying Party and the Indemnified Party, or (c) any dispute under this Section 10.3 has been finally resolved in favor of indemnification by order of a court of competent jurisdiction or other tribunal (including an arbitrator contemplated by this agreement) having jurisdiction over such dispute, then the Indemnifying Party shall pay the amount of such claim to the Indemnified Party within twenty (20) days of the date of acknowledgement by the Indemnifying Party or final resolution in favor of indemnification, as the case may be, to such account and in such manner as is designated in writing by the Indemnified Party.

(c) A proportion of any indemnifiable Loss suffered by a Purchaser Indemnitee equal to (x) the aggregate Fair Market Value of the Shares issued under this Agreement prior to the time any liability pursuant to this Section XI is determined and required to be satisfied (determined with respect to the Initial Shares as of the Closing Date and with respect to any Earnout Shares as of their Value Date) divided by (y) the Effective Purchase Price as of the time such liability is determined and required to be satisfied shall be satisfied by the delivery to Parent for cancellation of shares of Parent Common Stock having an aggregate Assigned Value equal to such portion of such Loss. “Assigned Value” means, with respect to each outstanding Share, as of the time any liability pursuant to this Section XI is determined and required to be satisfied, (A) the sum of the aggregate Fair Market Value of the Initial Shares as of the date of this Agreement and the aggregate Fair Market Value of any Earnout Shares issued prior to such time as of their respective Value Dates divided by (B) the total number of Shares issued prior to such time pursuant to this Agreement.

Section 10.4  Expiration of Representations and Warranties. All representations and warranties contained in this Agreement shall survive the Closing until [***]; provided, however, that (i) (i) the representations and warranties stated in Sections 5.1, 5.4 and 5.7 shall survive the Closing until [***], (ii) the representations and warranties stated in Sections 3.9, 3.14 and 3.18 shall survive the Closing for the period ending on the date that is 30 days after the expiration of the applicable statute of limitations period and (iii) the representations and warranties stated in Sections 3.11(c) and 3.24 shall survive indefinitely.

Section 10.5  Exclusive Remedy. Absent fraud or criminal activity and except as provided under Sections 8.3 and 8.4, the indemnifications provided for in this Article X shall be the sole and exclusive post-Closing remedies available to either party against the other party for any claims under or based upon this Agreement. Seller acknowledges that the representations and warranties contained in the Transaction Documents shall not be deemed waived or otherwise affected by any investigation by or on behalf of Purchaser or Parent.

Section 10.6  Set Off. If Seller, or any of them, or any Member Party shall have any Liability to Purchaser or any other Purchaser Indemnitee (pursuant to this Article X or otherwise), Purchaser and Parent shall be entitled, in addition to any other right or remedy they may have, to exercise rights of set-off against any payments or securities payable or deliverable to Seller in connection with the Transaction Documents or otherwise, including without limitation pursuant to Section 2.6 of this Agreement [***].

Section 10.7  Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price.

Section 10.8  No Punitive Damages. NO PARTY SHALL BE LIABLE UNDER THIS ARTICLE XI OR OTHERWISE IN RESPECT OF THIS AGREEMENT, OTHER THAN SECTIONS 8.3 AND 8.4 HEREOF, FOR EXEMPLARY OR PUNITIVE DAMAGES EXCEPT TO THE EXTENT ANY SUCH PARTY SUFFERS

[***] Confidential treatment requested. Omitted portions have been filed separately with the Securities and Exchange Commission.

OR INCURS SUCH DAMAGES TO AN UNAFFILIATED THIRD PARTY IN CONNECTION WITH A THIRD PARTY CLAIM, IN WHICH EVENT SUCH DAMAGES SHALL BE RECOVERABLE.

ARTICLE XI

MISCELLANEOUS

Section 11.1  Certain Definitions.

For purposes of this Agreement, the following terms shall have the meanings specified in this Section 11.1:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, and in the case of any natural Person shall include all relatives and family members of such Person. For purposes of this definition, a Person shall be deemed to control another Person if such first Person directly or indirectly owns or holds five percent (5%) or more of the ownership interests in such other Person.

“Books and Records” means all books and records of Seller, including manuals, price lists, mailing lists, lists of customers, sales and promotional materials, purchasing materials, documents evidencing intangible rights or obligations, personnel records, accounting records and litigation files (regardless of the media in which stored), in each case relating to or used in the Business, excluding only Seller’s corporate seal, corporate minute book and stock record books.

“Business” means the business of Seller as conducted or proposed to be conducted on the date hereof and as of the Closing Date.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Contract” means any contract, agreement, indenture, note, bond, loan, mortgage, license, instrument, lease, commitment or other arrangement or agreement.

“EBIT” means, for any Applicable EBIT Period, income before interest income or expense and before provision for income taxes for such period, in each case determined based on the income statement of Purchaser for such period prepared in accordance with GAAP (taking into account all applicable reserves); provided, however, that EBIT shall in any event exclude (i) all gains or losses in connection with sales or dispositions of assets and investments not in the ordinary course of business, (ii) all earnings resulting from downward adjustments (and, to the extent imposed by Parent through its control of Purchaser, all decreases in earnings resulting from upward adjustments) to compensation, bonuses, or to any other expenses, which adjustments are not in the ordinary course of business (it being understood that, for purposes of determining whether any such adjustments are in the ordinary course of business, the determination of certain of the Member Parties to forego bonuses during 2004 shall be ignored), [***]. For purposes of determining EBIT, the effect of the following items shall be excluded:

[***]

(D) other allocations, if any, agreed to by Seller and Purchaser;

(ii) out-of-pocket expenses incurred in connection with the acquisition of the Business and the Assets or the interpretation and enforcement of the Transaction Documents;

(iii) any amount which has been paid by or to Purchaser to satisfy an indemnification obligation;

(iv) [***];

(v) [***];

(vi) [***];

(vii) [***]; and

(viii)	[***]

"EBIT" shall include, subject to the foregoing (or comparable) adjustments, the income before interest expense and before provision for taxes realized by Parent or any subsidiary of Parent from the provision by Parent or such subsidiary to a pharmaceutical company of statistical analysis or computer programming services related to outsourced clinical data management, such services typically defined by benchmark milestones for billing purposes, similar to the services provided by Seller as of this date of this Agreement, but excluding any services provided by employees that are subject to the day-to-day supervision of personnel of such pharmaceutical companies, including temporary employees, permanent employees, co-employees or other employees. Any income realized from the hiring by any pharmaceutical company of any temporary or permanent employees to perform such services shall not be included in Purchaser's income before interest expense and provision for taxes for purposes of determining EBIT under this Agreement.

“Environmental Law” means any foreign, federal, state or local statute, regulation, ordinance, or rule of common law as now or hereafter in effect in any way or

[***] Confidential treatment requested. Omitted portions have been filed separately with the Securities and Exchange Commission.

any other legally binding requirement relating to the environment, natural resources or protection of human health and safety including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. App. § 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.) the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. § 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and the regulations promulgated pursuant thereto.

“Fair Market Value” means, as to the Parent Common Stock, (i) the average closing bid price of the Parent Common Stock on quoted on NASDAQ over a period of 20 consecutive trading days the latest of which shall be the trading day immediately preceding the date as of which "Fair Market Value" is being determined.

“GAAP” means United States generally accepted accounting principles as in effect from time to time.

“Governmental Approval” means any Consent of, with or to any Governmental Body.

“Governmental Body” means any government or governmental or regulatory authority or body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

“Hazardous Material” means any substance, material or waste which is regulated by the United States, the foreign jurisdictions in which Seller conducts business, or any state, local or foreign governmental authority including, without limitation, petroleum and its by-products, asbestos, and any material or substance which is defined as a “hazardous waste,” “hazardous substance,” “hazardous material,” “restricted hazardous waste,” “industrial waste,” “solid waste,” “contaminant,” “pollutant,” “toxic waste” or “toxic substance” under any provision of Environmental Law.

“Intellectual Property” means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations and renewals in connection therewith, (d) all mask works and all applications, registrations and renewals in connection therewith, (e) all trade secrets and confidential information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

“IRS” means the United States Internal Revenue Service.

“Knowledge” or words of similar effect means, (a) with respect to Seller, the actual subjective knowledge of each Member Party and each member of senior management of Seller and (b) with respect to Parent or any Purchaser, the actual subjective knowledge of each member of senior management of Parent, and in either case, matters that an individual in the position of such Member Party or member of senior management, as the case may be, in light of the relevant circumstances, reasonably would be expected to know upon due inquiry.

“Law” means any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement.

“Legal Proceeding” means any judicial, administrative or arbitral actions, suits, proceedings (public or private), claims or governmental proceedings.

“Liability” means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

“Lien” means any lien, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

“Parent Material Adverse Change” or “Parent Material Adverse Effect” means any change effect that is materially adverse to (i)  the business, properties, results of operations, prospects or condition (financial or otherwise) of Parent, (ii) the ability of Parent or Purchaser to perform its obligations under this Agreement or (iii) the ability of Purchaser to conduct the Business after the Closing Date as the Business is being conducted as of the date hereof, provided that a change or effect relating to the economy or financial markets in general shall not constitute a Parent Material Adverse Effect.

“Seller Material Adverse Change” or “Seller Material Adverse Effect” means any change effect that is materially adverse to (i)  the business, properties, results of operations, prospects or condition (financial or otherwise) of Seller, (ii) the ability of Seller to perform its obligations under this Agreement or (iii) the ability of Purchaser to conduct the Business after the Closing Date as the Business is being conducted as of the date hereof, provided that a change or effect relating to the economy or financial markets in general shall not constitute a Seller Material Adverse Effect.

“Neutral Accountant” means (i) Ernst & Young, or if Ernst & Young is not independent in the reasonable determination of Purchaser or Seller, then (ii) an independent auditing firm of nationally or regionally recognized standing selected by the mutual agreement of Purchaser and Seller within 15 days of the date on which the Neutral Accountant is proposed to begin serving or, if Purchaser and Seller are unable to agree within such period, an independent auditing firm of nationally or regionally recognized standing selected jointly by two other such firms, one of which shall be specified by Purchaser and one of which shall be specified by Seller, within 15 days after the expiration of such period.

“Non-Competition Period” means [***].

“Order” means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award.

“Permitted Exceptions” means (i) statutory liens for current taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings, provided an appropriate reserve is established therefor; (ii) mechanics’, carriers’, workers’, repairers’ and similar Liens arising or incurred in the ordinary course of business that are not material to the business, operations and financial condition of the property so encumbered or Seller; (iii) zoning, entitlement and other land use and environmental regulations by any Governmental Body, provided that such regulations have not been violated; and (iv) such other imperfections in title, charges, easements, restrictions and encumbrances which do not materially detract from the value of or materially interfere with the present use of the Assets subject thereto or affected thereby.

“Person” means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, migration or leaching into the indoor or outdoor environment, or into or out of any property.

[***] Confidential treatment requested. Omitted portions have been filed separately with the Securities and Exchange Commission.

“Remedial Action” means all actions to (x) clean up, remove, treat or in any other way address any Hazardous Material; (y) prevent the Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (z) perform pre-remedial studies and investigations or post-remedial monitoring and care.

“Subsidiary” means, as to any Person, any other Person of which a 50% or more of the outstanding voting securities or other equity interests are owned, directly or indirectly, by such Person.

“Tax” or “Taxes” shall mean means any federal, state, provincial, local or foreign income, alternative minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, windfall profits, gross receipts, value added, sales, use, goods and services, excise, customs duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental (including taxes under Section 59A of the Code or any analogous or similar provision of any state, local or foreign law or regulation), real property, personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers’ compensation, payroll, health care, withholding, estimated or other similar tax, duty or other governmental charge or assessment or deficiencies thereof, and including any interest, penalties or additions to tax attributable to the foregoing.

“Tax Return” means any return, report, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

Section 11.2  Publicity . No party shall issue any press release or make any other public announcement relating to the subject matter of this Agreement without the prior written consent of Parent.

Section 11.3  Payment of Sales, Use or Similar Taxes; Transfer Taxes. Sellers and Purchasers shall each be responsible for and pay in a timely manner 50% of all sales, use, value added, documentary, stamp, gross receipts, registration, transfer, conveyance, excise, recording, license and other similar Taxes and fees (“Transfer Taxes”), arising out of or in connection with or attributable to the transactions effected pursuant to the Transaction Documents, provided that Purchaser shall be responsible for any Transfer Taxes in respect of Assets other than fixtures, furniture and equipment. Each party hereto shall prepare and timely file all Tax Returns required to be filed in respect of Transfer Taxes that are the primary responsibility of such party under applicable Law; provided, however, that such party’s preparation of any such Tax Returns shall be subject to the other party’s approval, which approval shall not be unreasonably withheld or delayed.

Section 11.4  Expenses. Except as otherwise provided in this Agreement, each party shall bear all costs and expenses incurred by such party in connection with the negotiation and execution of this Agreement and each other Transaction Document, whether or not the transactions contemplated hereby and thereby are consummated.

Section 11.5  Specific Performance. Seller acknowledges and agrees that the breach of this Agreement would cause irreparable damage to Purchaser and that Purchaser will not have an adequate remedy at law. Therefore, the obligations of Seller under this Agreement, including, without limitation, Seller’s obligation to sell the Assets to Purchaser, shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith (without the requirement of the posting of a bond or other surety). Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

Section 11.6  Submission to Jurisdiction; Consent to Service of Process. The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located Wilmington, Delaware over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 11.7  Entire Agreement; Amendments and Waivers. This Agreement (including the schedules and exhibits hereto) represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by Purchaser, in the case of an amendment, supplement, modification or waiver sought to be enforced against Purchaser or Parent, or Seller, in the case of an amendment, supplement, modification or waiver sought to be enforced against Seller. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

Section 11.8  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of law principles thereof.

Section 11.9  Table of Contents and Headings. The table of contents and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

Section 11.10  Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally or mailed by certified mail, return receipt requested, to the parties (and shall also be transmitted by facsimile to the Persons receiving copies thereof) at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

If to Seller, to:

HHI, L.L.C.
224 Schilling Center, Suite 160
Hunt Valley, Maryland 21031
Attn: Eugenia Henry
Telecopier: 410-785-3865

With a copy to:

Offit, Kurman, Yumkas & Denick
8 Park Center Court
Owings Mill, Maryland 21117
Attn: Ted Offit, Esq.
Telecopier: 443-738-1535

If to a Member Party, to such Member Party in care of:

HHI, L.L.C.
224 Schilling Center, Suite 160
Hunt Valley, Maryland 21031
Attn: Eugenia Henry
Telecopier: 410-785-3865

With a copy to:

Offit, Kurman, Yumkas & Denick
8 Park Center Court
Owings Mill, Maryland 21117
Attn: Ted Offit, Esq.
Telecopier: 443-738-1535

If to Parent, to:

Ventiv Health Inc.
200 Cottontail Lane
Vantage Court North
Somerset, New Jersey 08873
Attention: Chief Executive Officer

With a copy to:

Kenneth G. Alberstadt, Esq.
Law Office of Kenneth G. Alberstadt
111 Broadway, 18th Floor
New York, New York 10006
Telecopier: (212) 404-7567

If to Purchaser, to:

IIH Acquisition LLC
in care of Ventiv Health Inc.
200 Cottontail Lane
Vantage Court North
Somerset, New Jersey 08873
Attention: Chief Executive Officer

With a copy to:
Kenneth G. Alberstadt, Esq.
Law Office of Kenneth G. Alberstadt
111 Broadway, 18th Floor
New York, New York 10006
Telecopier: (212) 404-7567

Any such notice or communication shall be deemed to have been received (i) when delivered, if personally delivered or transmitted by electronic mail, with receipt acknowledgment by the recipient by return electronic mail, (ii) when sent, if sent by facsimile on a business day during normal business hours (or, if not sent on a business day during normal business hours, on the next business day after the date sent by facsimile), (iii) on the next business day after dispatch, if sent by nationally recognized, overnight courier guaranteeing next business day delivery, and (iv) on the 5th business day following the date on which the piece of mail containing such communication is posted, if sent by mail.

Section 11.11  Bulk Sales. Purchaser and Seller hereby waive compliance by the other with the provisions of the bulk sales laws of any jurisdiction, to the extent applicable to the transactions contemplated by this Agreement. Seller shall indemnify and hold harmless Purchaser and the other Purchaser Indemnitees from and against any and all Losses resulting from or arising out of any noncompliance or alleged noncompliance by Purchaser or Seller with such bulk sales laws.

Section 11.12  Severability. If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

Section 11.13  Assignment of Works. The Stockholder agrees that all Work Product belongs in all instances to the Company. To the extent any Member Party has any right, title or interest of any kind or nature whatsoever in any Work Product, such Member Party hereby assigns all such right, title and interest, effective upon the Closing, to (or as otherwise directed by) Purchaser. For purposes hereof, “Work Product” means all inventions, innovations, improvements, technical information, systems, software developments, methods, designs, analyses, drawings, reports, service marks, trademarks, trade names, logos and all similar or related information (whether patentable or unpatentable) which relates to any business conducted or proposed to be conducted by the Company as of the date hereof.

Section 11.14  Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Except as provided in Article IX, nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement. No assignment of this Agreement or of any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void, provided that no such consent shall be required for any such assignment (i) of Parent’s rights and obligations hereunder (a) in connection with a sale or other transfer (whether directly or indirectly, including by merger or consolidation) of substantially all of the assets of Parent and its consolidated subsidiaries, so long as the surviving or transferee entity in such transaction undertakes to comply with Parent’s obligations under this Agreement or (b) to an Affiliate of Parent, provided that Parent remains liable therefor, (ii) of Purchaser’s rights and obligations hereunder in connection with a sale or other transfer (whether directly or indirectly, including by merger or consolidation) of the Business, provided that the Parent Guaranty remains in effect, or (iii) of Parent’s and Purchasers’ rights hereunder as security for the obligations of Parent or any Affiliate of Parent under a credit agreement entered into with a bank or other financial institution, including without limitation that certain Loan and Security Agreement dated as of March 29, 2002 among Wells Fargo Foothill, Inc., as lender, and Parent and Ventiv Health US Sales LLC, as borrowers, as the same may be amended from time to time.

Section 11.15  Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

Section 11.16  Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

* * *

HHI, L.L.C.

By /s/ Eugenia Henry
Name: Eugenia Henry
Title: President

VENTIV HEALTH, INC.

By /s/ John Emery
Name: John Emery
Title: Chief Financial Officer and Secretary

IIH ACQUISITION LLC

By /s/ John Emery
Name: John Emery
Title: Vice President

MEMBERS:

/s/ Eugenia Henry
Eugenia Bair Henry

EARL WEBB HENRY LIVING TRUST

By /s/ Earl Henry
Earl Webb Henry, trustee

By /s/ Eugenia Henry
Eugenia Bair Henry, trustee

/s/ Mark Schachtman
Mark Schactman

2

MEMBER AFFILIATES:

/s/ Earl Henry
Earl Webb Henry

EUGENIA BAIR HENRY LIVING         TRUST

By /s/ Earl Henry
Earl Webb Henry, trustee

By /s/ Eugenia Henry
Eugenia Bair Henry, trustee